                                                                    EXHIBIT 10.8

================================================================================

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                             dated as of May 2, 2005

                                      among

                              DELEK REFINING, LTD.,

                           DELEK PIPELINE TEXAS, INC.,
                                  as Borrowers

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                  as the Collateral and Co-Documentation Agent

                      NATIONAL CITY BUSINESS CREDIT, INC.,
                            as Co-Documentation Agent

                            BANK OF AMERICA, N.A. and
                           PNC BUSINESS CREDIT, INC.,
                            as Co-Syndication Agents

                                       and

                                 SUNTRUST BANK,
                           as the Administrative Agent

================================================================================

                         SUNTRUST CAPITAL MARKETS, INC.,
                     as Sole Lead Arranger and Book Manager

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I................................................................      3

DEFINITIONS; CONSTRUCTION................................................      3
   Section 1.1   Definitions.............................................      3
   Section 1.2   Classifications of Loans and Borrowings.................     32
   Section 1.3   Accounting Terms and Determination......................     33
   Section 1.4   Terms Generally.........................................     33

ARTICLE II...............................................................     33

AMOUNT AND TERMS OF THE COMMITMENTS......................................     33
   Section 2.1   General Description of Facilities.......................     33
   Section 2.2   Revolving Loans.........................................     34
   Section 2.3   Procedure for Revolving Borrowings......................     34
   Section 2.4   Swingline Commitment....................................     35
   Section 2.5   Agent Advances..........................................     37
   Section 2.6   [Reserved]..............................................     38
   Section 2.7   Funding of Borrowings...................................     38
   Section 2.8   Interest Elections......................................     39
   Section 2.9   Optional Reduction and Termination of Commitments.......     40
   Section 2.10  Repayment of Loans......................................     41
   Section 2.11  Evidence of Indebtedness................................     41
   Section 2.12  Optional Prepayments....................................     41
   Section 2.13  Mandatory Prepayments...................................     42
   Section 2.14  Interest on Loans.......................................     43
   Section 2.15  Fees....................................................     44
   Section 2.16  Computation of Interest and Fees........................     45
   Section 2.17  Inability to Determine Interest Rates...................     45
   Section 2.18  Illegality..............................................     46
   Section 2.19  Increased Costs.........................................     46
   Section 2.20  Funding Indemnity.......................................     48
   Section 2.21  Taxes...................................................     48
   Section 2.22  Payments Generally; Pro Rata Treatment; Sharing of Set-
                 offs....................................................     50
   Section 2.23  Letters of Credit.......................................     52
   Section 2.24  Application of Payments.................................     56
   Section 2.25  Mitigation of Obligations...............................     57
   Section 2.26  Replacement of Lenders..................................     58
   Section 2.27  Agent Borrower..........................................     58
   Section 2.28  Nature and Extent of Each Borrower's Liability..........     58

ARTICLE III..............................................................     60

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT......................     60
   Section 3.1   Conditions To Effectiveness.............................     60
   Section 3.2   Each Credit Event.......................................     64
   Section 3.3   Delivery of Documents...................................     64

ARTICLE IV...............................................................     64

REPRESENTATIONS AND WARRANTIES...........................................     64
   Section 4.1   Existence; Power........................................     65
   Section 4.2   Organizational Power; Authorization.....................     65
   Section 4.3   Governmental Approvals; No Conflicts....................     65
   Section 4.4   [Reserved ].............................................     65
   Section 4.5   Litigation and Environmental Matters....................     65
   Section 4.6   Compliance with Laws and Agreements.....................     66
   Section 4.7   Investment Company Act, Etc.............................     66
   Section 4.8   Taxes...................................................     66
   Section 4.9   Margin Regulations......................................     66
   Section 4.10  ERISA...................................................     66
   Section 4.11  Ownership of Property...................................     67
   Section 4.12  Disclosure..............................................     67
   Section 4.13  Labor Relations.........................................     67
   Section 4.14  Subsidiaries............................................     68
   Section 4.15  Insolvency..............................................     68
   Section 4.16  Subordination of Subordinated Debt......................     68
   Section 4.17  Accounts................................................     68
   Section 4.18  OF AC...................................................     69
   Section 4.19  Patriot Act.............................................     69

ARTICLE V................................................................     70

AFFIRMATIVE COVENANTS....................................................     70
   Section 5.1   Financial Statements and Other Information..............     70
   Section 5.2   Lien Perfection.........................................     71
   Section 5.3   Location of Collateral; Consignment of Inventory........     71
   Section 5.4   Protection of Collateral................................     71
   Section 5.5   Assignments and Records of Accounts.....................     72
   Section 5.6   Administration of Accounts..............................     72
   Section 5.7   Administration of Inventory.............................     75
   Section 5.8   [Reserved]..............................................     76
   Section 5.9   Borrowing Base Certificates.............................     76
   Section 5.10  Notices of Material Events..............................     76
   Section 5.11  Existence; Conduct of Business..........................     77
   Section 5.12  Compliance with Laws, Etc...............................     77
   Section 5.13  Payment of Obligations..................................     78
   Section 5.14  Books and Records.......................................     78
   Section 5.15  Visitation, Inspection, Etc.............................     78
   Section 5.16  Maintenance of Properties; Insurance....................     78

   Section 5.17  Use of Proceeds and Letters of Credit...................     79
   Section 5.18  Commodity Hedging.......................................     79
   Section 5.19  Subordinated Working Capital Facility...................     79
   Section 5.20  Collateral Access Agreements............................     80
   Section 5.21  BSI Report..............................................     80
   Section 5.22  Opening Balance Sheet...................................     80

ARTICLE VI...............................................................     80

FINANCIAL COVENANTS......................................................     80
   Section 6.1   Fixed Charge Coverage Ratio.............................     80
   Section 6.2   Capital Expenditures....................................     80

ARTICLE VII..............................................................     81

NEGATIVE COVENANTS.......................................................     81
   Section 7.1   Indebtedness and Preferred Equity.......................     81
   Section 7.2   Negative Pledge.........................................     82
   Section 7.3   Fundamental Changes.....................................     82
   Section 7.4   Investments, Loans, Etc.................................     83
   Section 7.5   Restricted Payments.....................................     84
   Section 7.6   Sale of Assets..........................................     84
   Section 7.7   Transactions with Affiliates............................     84
   Section 7.8   Restrictive Agreements..................................     85
   Section 7.9   Sale and Leaseback Transactions.........................     85
   Section 7.10  Hedging Transactions....................................     85
   Section 7.11  Amendment to Material Documents.........................     85
   Section 7.12  Permitted Subordinated Indebtedness.....................     86
   Section 7.13  Accounting Changes......................................     86
   Section 7.14  Lease Obligations.......................................     86

ARTICLE VIII.............................................................     86

EVENTS OF DEFAULT........................................................     86
   Section 8.1   Events of Default.......................................     86

ARTICLE IX...............................................................     89

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT........................     89
   Section 9.1   Appointment of Agents...................................     89
   Section 9.2   Nature of Duties........................................     90
   Section 9.3   Lack of Reliance on the Agents..........................     90
   Section 9.4   Certain Rights of the Agents............................     91
   Section 9.5   Reliance by Agents......................................     91
   Section 9.6   The Agents in their Individual Capacity.................     91
   Section 9.7   Successor Agents........................................     91
   Section 9.8   Authorization to Execute other Loan Documents...........     92
   Section 9.9   Documentation Agent; Syndication Agent..................     92

   Section 9.10  BSI Report; Reconciliation to Borrowing Base............     92

ARTICLE X................................................................     92

MISCELLANEOUS............................................................     92
   Section 10.1  Notices.................................................     92
   Section 10.2  Waiver; Amendments; Out-of-Formula Loans................     94
   Section 10.3  Expenses; Indemnification...............................     96
   Section 10.4  Successors and Assigns..................................     98
   Section 10.5  Governing Law; Jurisdiction; Consent to Service of
                 Process.................................................    100
   Section 10.6  WAIVER OF JURY TRIAL....................................    101
   Section 10.7  Right of Setoff.........................................    101
   Section 10.8  Counterparts; Integration...............................    102
   Section 10.9  Survival................................................    102
   Section 10.10 Severability............................................    102
   Section 10.11 Confidentiality.........................................    102
   Section 10.12 Interest Rate Limitation................................    103
   Section 10.13 Waiver of Effect of Corporate Seal......................    103
   Section 10.14 Posting of Electronic Communications;
                 Viewing of Accounts.....................................    103

Schedules
   Schedule I        - Applicable Margin and Applicable Percentage
   Schedule II       - Commitment Amounts
   Schedule III      - Eligible Carriers
   Schedule IV       - Continuing Borrowing Base Items
   Schedule 1.1 (c)  - Other Permitted Investments
   Schedule 4.5      - Environmental Matters
   Schedule 4.6      - Compliance with Laws
   Schedule 4.14     - Subsidiaries
   Schedule 5.3      - Collateral Locations
   Schedule 5.6      - Deposit Accounts
   Schedule 7.1      - Outstanding Indebtedness
   Schedule 7.2      - Existing Liens
   Schedule 7.4      - Existing Investments

Exhibits
   Exhibit A         - Form of Revolving Credit Note
   Exhibit B         - Form of Security Agreement
   Exhibit C         - Form of Swingline Note
   Exhibit D         - Form of Pledge Agreement
   Exhibit E         - Form of Assignment and Acceptance
   Exhibit F         - Form of Subsidiary/Delek Land Guaranty Agreement
   Exhibit G         - Form of Parent Guaranty Agreement
   Exhibit H         - Form of Borrowing Base Certificate
   Exhibit 2.3       - Form of Notice of Revolving Borrowing
   Exhibit 2.4       - Form of Notice of Swingline Borrowing
   Exhibit 2.8       - Form of Continuation/Conversion
   Exhibit 3.l(b)(v) - Form of Secretary's Certificate
   Exhibit 5.l(d)    - Form of Compliance Certificate

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

          THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of May 2, 2005, by and among, DELEK REFINING, LTD. (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.27 hereof, "Delek Refining"), a Texas limited partnership; and DELEK PIPELINE TEXAS, INC. ("Delek Pipeline"), a Texas corporation; (Delek Refining and Delek Pipeline being referred to jointly as the "Borrowers," and individually as a "Borrower"), the several banks and other financial institutions and lenders from time to time party hereto (the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), as issuing bank (the "Issuing Bank") and as swingline lender (the "Swingline Lender"), THE CIT GROUP/BUSINESS CREDIT, INC., in its capacity as collateral agent for the Lenders (the "Collateral Agent"), THE CIT GROUP/BUSINESS CREDIT, INC. and NATIONAL CITY BUSINESS CREDIT, INC., in their capacities as co-documentation agents (each in such capacity, the "Co-Documentation Agents"), and BANK OF AMERICA, N.A. and PNC BUSINESS CREDIT, INC., in their capacities as co-syndication agents (each in such capacity, the "Co-Syndication Agents"). Capitalized terms used in this Agreement have the meanings assigned to them in Article I hereof.

                                   WITNESSETH:

          WHEREAS, the Borrowers, the Agents, certain financial institutions ("Existing Lenders"), and the other parties named therein are parties to a certain Revolving Credit Agreement dated April 29, 2005 (as at any time amended, modified, supplemented or restated, the "Existing Credit Agreement"), pursuant to which Existing Lenders made certain revolving credit loans, letters of credit, and other financial accommodations to the Borrowers in an amount not exceeding $250,000,000;

          WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers and the other Loan Parties pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to the Borrowers under the Existing Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) the Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein;

          WHEREAS, all existing Obligations are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by, among other things, the Security

Documents and the other Loan Documents and shall be guaranteed pursuant to the Subsidiary/Delek Land Guaranty Agreement and the Parent Guaranty Agreement, and

          NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement and the Existing Credit Agreement is hereby amended and restated, in its entirety as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

               SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Debtor" shall mean any Person who is obligated to make payments under an Account.

          "Accounts" shall mean all accounts, contract rights, chattel paper, instruments, drafts, acceptances and documents of a Borrower arising from the sale or lease of goods or the provision of services by a Borrower in the ordinary course of its business, whether secured or unsecured, and whether now existing or hereafter created or arising, and "Account" shall mean any one of the foregoing.

          "Accounts Formula Amount" shall mean, on any date of determination thereof, an amount equal to the sum of (i) 85% of the net amount of Eligible Accounts on such date, plus (ii) 100% of LC Backed Accounts. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at the Collateral Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

          "Acquisition" shall mean the acquisition of certain assets of Seller as contemplated by the terms of the Acquisition Documents.

          "Acquisition Documents" shall mean any and all agreements and other documents relating to the Acquisition, including, without limitation, the Asset Purchase Agreement.

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

          "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

          "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or
(ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have the meanings correlative thereto.

          "Agent Advances" has the meaning set forth in Section 2.5 hereof.

          "Agent Banks" means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents and the Co-Syndication Agents.

          "Agents" means the Administrative Agent and the Collateral Agent, and "Agent" means any one of them.

          "Aggregate Revolving Commitment Amount" shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount equals $250,000,000.

          "Aggregate Revolving Commitments" shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on any date or the letter of credit fee, as the case may be, a percentage per annum determined by reference to the applicable Average Availability from time to time in effect as set forth on
Schedule I; provided, that a change in the Applicable Margin resulting from a change in the Average Availability shall be effective on the second Business Day after which the Agents shall have received all Borrowing Base Certificates required by Section 5.9 for the applicable quarterly period; provided further, that if the Agents have not received such Borrowing Base Certificates for any applicable quarterly period by the dates such Borrowing Base Certificates are required to be delivered under this Agreement, the Applicable Margin shall be at Level IV as set forth on Schedule I until such time as such Borrowing Base Certificates are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until all Borrowing Base Certificates for the Fiscal Quarter ending December 31, 2005 are delivered shall be at Level II as set forth on Schedule I.

          "Applicable Percentage" shall mean, as of any date, with respect to the commitment fee as of any date, the percentage per annum determined by reference to the applicable Average Availability in effect on such date as set forth on Schedule I; provided, that a change in the Applicable Percentage resulting from a change in the Average Availability shall be effective on the second Business Day after the Agents shall have received all Borrowing Base Certificates required by
Section 5.9 for the applicable quarterly period; provided further, that if the Agents shall not have received such Borrowing Base Certificates for any applicable quarterly period by the dates such Borrowing Base Certificates are required to be delivered under this Agreement, the Applicable Percentage shall be at Level IV as set forth on Schedule I until such time as such Borrowing Base Certificates are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until all Borrowing Base Certificates for the Fiscal Quarter ending December 31, 2005 are delivered shall be at Level II as set forth on Schedule I.

          "Approved Electronic Communications" shall mean each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement or and other financial report, Borrowing Base Certificate, notice, request, certificate and other information or material; provided, however, that, "Approved Electronic Communication" shall exclude (i) all Notices of Borrowing, any request for a Letter of Credit, any Notice of Conversion/Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Sections 2.9,
2.12 or 2.13 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor,
(iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

          "Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Asset Purchase Agreement" shall mean that certain Refinery Purchase and Sale Agreement, dated as of March 14, 2005, as amended April 29, 2005, among the Borrowers, and Delek Land, as purchasers, and the Seller, as seller.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit E attached hereto or any other form approved by the Administrative Agent.

          "Availability" shall mean on any determination date, the amount that Borrowers are entitled to borrow as Revolving Loans on such date, such amount being the difference derived when (a) the aggregate amount of the outstanding Loans is subtracted from (b) the

Borrowing Base on such date. If the sum of the amounts outstanding under clause
(a) is equal to or greater than the Borrowing Base, Availability is zero.

          "Availability Block" shall mean the amount of $15,000,000.

          "Availability Period" shall mean the period from the Closing Date to the Revolving Commitment Termination Date.

          "Availability Reserve" shall mean on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) from and after the 45th day after the Closing Date, three (3) months rental payments, storage charges or throughput fees or other similar charges (net of cash deposits securing such obligations, as evidenced to the reasonable satisfaction of the Agents from time to time) owing at such time by a Borrower in respect of Petroleum Inventory in pipelines, storage tanks or carriers, or owned by any Person other than a Borrower, for which the Administrative Agent has not received a Landlord Waiver or Bailee's Letter (as applicable) from the landlord or owner of such property, provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agents of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (ii) any amounts which any Loan Party is obligated to pay pursuant to the provisions of any of the Loan Documents that Administrative Agent or any Lender elects to pay for the account of such Loan Party in accordance with authority contained in any of the Loan Documents; (iii) the LC Exposure; (iv) all customer deposits or other prepayments held by Borrowers; (v) any post-closing adjustments that may be owing by Borrowers to Seller under an Acquisition Document; (vi) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Administrative Agent's Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens) or are Permitted Liens; (vii) the Availability Block; (viii) for so long as the Mapco Reserve Conditions exist, the Mapco Reserve; (ix) un-collateralized wellhead or first producer taxes or charges or state excise tax liabilities that are or may be secured by a Lien or claim (including a right of subrogation) that is prior to the Lien of the Administrative Agent, as determined by the Administrative Agent from time to time in its reasonable discretion; (x) the aggregate Net Mark-to-Market Exposure as of any applicable date; (xi) the Eligibility Reserve; and (xii) for so long as an Event of Default exists, such additional reserves, in such amounts and with respect to such matters, as the Agents in their discretion may elect to impose from time to time.

          "Availability Support Trigger Date" shall mean a date occurring prior to October 29, 2006, preceding which the Borrowers had Availability of less than $2,000,000 for five (5) consecutive Business Days.

          "Average Availability" shall mean for any quarterly period, an amount equal to the sum of the actual amount of Availability on each day or week, as applicable (and in the case of any week, pro-rated accordingly), during such quarter, as determined by the Collateral Agent, divided by the number of days or weeks (as so pro-rated), as applicable, in such quarter.

          "Backup LC Overage" shall mean the amount by which (i) the aggregate face amount of Letters of Credit issued for the Borrowers' account under this Agreement to support outstanding Letters of Credit issued by the Existing Lender for the account of the Seller (the "Seller LC's") exceeds (ii) the aggregate face amount of such Seller LC's.

          "Bailee's Letter" means a letter in form and substance reasonably acceptable to the Administrative Agent and executed by any Person (other than a Borrower) that is in possession of Inventory on behalf of a Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto.

          "Bank Products" shall mean any one or more of the following types of products, services or facilities extended to any Borrower by an Agent Bank or any Affiliate of an Agent Bank: (i) credit cards; (ii) merchant card services;
(iii) products or services under Cash Management Agreements; (iv) Hedging Transactions; and (v) such other banking products or services provided by an Agent Bank or any Affiliate of an Agent Bank as may be requested by any Borrower (on behalf of itself or their Subsidiaries ) other than Letters of Credit.

          "Banking Relationship Debt" shall mean Debt or other obligations of a Borrower (i) to an Agent Bank (or any Affiliate of an Agent Bank) arising out of or relating to Bank Products or (ii) to an Agent Bank in connection with its having provided any guaranty or indemnity on behalf of a Borrower with respect to any Bank Products.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended, and any successor statute.

          "Base Rate" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

          "Borrower Agent" shall have the meaning given to such term in Section
2.27 hereof.

          "Borrowing" shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

          "Borrowing Base" shall mean on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolving Commitments on such date minus the LC Exposure on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount on such date, plus 100% of Eligible Cash Collateral, plus 100% of Paid but Unexpired Standby Letters of Credit, minus (ii) the Availability Reserve on such date.

          "Borrowing Base Certificate" shall mean a certificate, substantially in the form attached hereto as Exhibit H, by which the Borrowers shall certify to each Agent and the Lenders, with such frequency as provided in Section 5.9 hereof, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than two (2) Business Days earlier than the date of submission of such certificate to Collateral Agent) and the calculation of such amount.

          "BSI Report" shall mean the field audit report commissioned by the Seller from BSI Inspectorate or its affiliates prior to the Original Closing Date covering the assets to be acquired by the Borrowers in connection with the Acquisition.

          "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Expenditures" shall mean for any period, without duplication,
(i) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrowers and their Subsidiaries during such period.

          "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" shall mean any non-redeemable capital stock (or in the case of a partnership or limited liability company, the partners' or members' equivalent equity interest) of the Borrowers or any of their Subsidiaries (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "Cash Collateral" shall mean cash, and any interest or other income earned thereon, that is deposited with Administrative Agent in accordance with the Agreement for the ratable benefit of Lenders to cash collateralize any of the Obligations.

          "Cash Collateral Account" shall mean a demand deposit, money market or other account established by the Administrative Agent at SunTrust, which account shall be under the control of and in the Administrative Agent's name and subject to the Administrative Agent's Liens for the benefit of the Lenders.

          "Cash Management Agreements" shall mean any agreement entered into from time to time between any Borrower or any of their Subsidiaries , on the one hand, and SunTrust or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrowers or their Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, investment account services and wire transfer services.

          "Change in Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of a Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of a Borrower except to a Person or Persons that is an Affiliate of Holdings, or
(iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of a Borrower by Persons who were neither (a) nominated by the current board of directors nor (b) appointed by directors so nominated, nor
(c) nominated by Holdings or an Affiliate of Holdings.

          "Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.19(b), by such Lender's or the Issuing Bank's parent corporation, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chattel Paper" shall have the meaning given to the term in the Security Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

          "Closing Date" shall mean the date of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents (other than UCC-1 financing statements) or otherwise, of Holdings, the Parent, GP, Delek Land, the Borrowers or their Subsidiaries that is now or hereafter in the possession or control of an Agent, the Issuing Bank or any Lender or on which the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender has been granted a Lien.

          "Commitment" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

          "Compliance Certificate" shall mean a certificate from a Responsible Officer of the Borrowers in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(d).

          "Conditions to Dividends" shall mean (i) no Default or Event of Default exists or would exist after giving effect to any proposed dividend or distribution, (ii) trade payables of the Borrowers are current or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Borrowers' books, (iii) immediately after making any dividend or distribution the Borrowers shall have not less than $10,000,000 of Availability, and (iv) the Borrowers' have or would have a Fixed Charge Coverage Ratio of 1.20:1.00 or more for the period of four (4) Fiscal Quarters ending on any proposed date for the payment of such dividend or distribution as reflected in the Compliance Certificate issued by the Borrowers to the Administrative Agent in respect of such period. Solely for purposes of calculating such Fixed Charge Coverage Ratio under this definition, (A) the amount of Capital Expenditures for each applicable measurement period shall be deemed to be the greater of (y) the Borrowers' actual Capital Expenditures during such measurement period or (z) the Borrowers' projected Capital Expenditures for such measurement period as most recently submitted to Administrative Agent prior to the Original Closing Date, and (B) any such proposed payment of a dividend or distribution shall be included as an additional Fixed Charge for purposes of satisfying the Fixed Charge Coverage Ratio for any applicable measurement period.

          "Consolidated EBITDA" shall mean, for the Borrowers and their Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP,
(C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (D) all other non-cash charges acceptable to the Administrative Agent, determined on a consolidated basis in accordance with GAAP, in each case for such period.

          "Consolidated Fixed Charges" shall mean, for the Borrowers and their Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) the principal payments made on Consolidated Total Debt during such period, (iii) Restricted Payments paid during such period and (iv) Consolidated Lease Expense for such period.

          "Consolidated Interest Expense" shall mean, for the Borrowers and their Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

          "Consolidated Lease Expense" shall mean, for the Borrowers and their Subsidiaries for any period, the aggregate amount of fixed and contingent rentals payable with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

          "Consolidated Net Income" shall mean, for the Borrowers and their Subsidiaries for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein)
(i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrowers or any Subsidiary of the Borrowers in the unremitted earnings of any Person that is not a Subsidiary and
(iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrowers or any Subsidiary on the date that such Person's assets are acquired by the Borrowers or any Subsidiary.

          "Consolidated Total Debt" shall mean, as of any date, all Indebtedness of the Borrowers and their Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (xi) of the definition thereto and the Obligations.

          "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

          "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Default Interest" shall have the meaning set forth in Section
2.14(c).

          "Delek Finance" shall mean Delek Finance, Inc., a Delaware corporation.

          "Delek Group" shall mean Delek Group, Ltd, an Israeli corporation.

          "Delek Land" shall mean Delek Land Texas, Inc., a Texas corporation.

          "Delek Land Negative Pledge" shall mean the Negative Pledge Agreement, dated the Original Closing Date, between Delek Land and the Administrative Agent.

          "Deposit Account Control Agreement" shall mean a Deposit Account Control Agreement which is to be executed by each depository institution of a Borrower in favor of the Administrative Agent for itself and the ratable benefit of the Lenders, as security for the Obligations, in form and substance reasonably acceptable to the Administrative Agent.

          "Document" shall have the meaning given to the term in the Security Agreement.

          "Documentary Letter of Credit" shall mean any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by a Borrower in the Ordinary Course of Business.

          "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

          "Dominion Account" shall mean a special account of the Administrative Agent established by Borrowers at SunTrust, and over which the Administrative Agent shall have sole and exclusive access and control for withdrawal purposes.

          "Eligibility Reserves" means, effective as of two Business Days after the date of written notice of any determination thereof to the Borrowers by the Collateral Agent, such amounts as the Collateral Agent (in its sole discretion exercised reasonably and in accordance with its customary business practices for comparable asset based transactions), may from time to time establish against the gross amounts of Eligible Accounts, Eligible Petroleum Inventory, Eligible Petroleum Inventory-Not-Received, Paid but Unexpired Letters of Credit, Eligible Cash Collateral and Eligible Positive Exchange Agreement Balances to reflect risks or contingencies arising after the Closing Date that may affect any one or more class of such items and that have not already been taken into account in the calculation of the Borrowing Base set forth in the Borrowing Base Certificate most recently provided by the Borrowers at such time pursuant to this Agreement.

          "Eligible Account" shall mean an Account which arises in the Ordinary Course of Business of a Borrower from the sale of goods, is payable in Dollars, is subject to the Administrative Agent's duly perfected Lien, and is deemed by the Agents, in their reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower, or a Person controlled by an Affiliate of a Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate amount of all Eligible Accounts, to the extent of such excess; (vi) any covenant, representation or warranty contained Section 4.17 of this Agreement with respect to such Account is inaccurate, untrue or has been breached; (vii) the Account Debtor is also such Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business; (ix) the Account Debtor is not or has ceased to be Solvent; (x) it arises from a sale to an Account Debtor that is organized under the laws of any jurisdiction outside of the United States or that has its principal office, assets or place of business outside the United States; (xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof with respect to Accounts in an aggregate face amount exceeding $2,250,000, unless the applicable Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to

Administrative Agent, in a manner satisfactory to Administrative Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), or is a state, county or municipality, or a political subdivision or agency thereof and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xiii) the Account Debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiv) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xv) the Account is subject to a Lien other than a Permitted Lien; (xvi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise, does not represent a final sale; (xvii) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xviii) the Account represents a progress billing or a retainage or arises from a sale on a cash-on-delivery basis; (xix) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xx) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond payment and due dates provided in clauses (ii) and (iii) above; (xxi) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xxii) the Account Debtor has made a partial payment with respect to such Account; (xxiii) it arises from the sale of Inventory that is not Eligible Petroleum Inventory pursuant to clause (ii) of the definition of "Eligible Petroleum Inventory"; (xxiv) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes; or (xxv) the Account is a LC Backed Account.

          "Eligible Assignee" shall mean (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other commercial bank, finance company, insurance company or other financial institution approved by the Administrative Agent, the Issuing Bank, and unless an Event of Default has occurred and is continuing, the Borrower Agent (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower Agent to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b) of Section 10.4), the Borrower Agent shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower Agent, unless such consent is expressly refused by the Borrower Agent prior to such fifth Business Day.

          "Eligible Carrier" shall mean any of the carriers and pipeline companies listed on Schedule III (Eligible Carriers) or otherwise approved from time to time by the Agents in their reasonable discretion.

          "Eligible Cash Collateral" shall mean any and all cash and Permitted Investments of the Borrowers which are held in a Cash Collateral Account and under the control of the Administrative Agent pursuant to Section 5.6(g).

          "Eligible Petroleum Inventory" shall mean Petroleum Inventory which is owned by a Borrower (other than packaging or shipping materials, labels, samples, display items, bags, replacement parts and manufacturing supplies) and which the Agents, in their reasonable credit judgment, deem to be Eligible Petroleum Inventory. Without limiting the generality of the foregoing, no Petroleum Inventory shall be Eligible Petroleum Inventory unless:

          (a) it is subject to a valid, first priority perfected Lien in favor of the Administrative Agent as security for the Obligations and (i) is located at a location owned or leased by a Borrower, or (ii) has been delivered to an Eligible Carrier;

          (b) is in good saleable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in the locations where sold by the Borrowers) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale;

          (c) is owned by a Borrower or, in the case of Inventory described in clause (ii) of paragraph (a) above, a Borrower has the absolute and unconditional right to obtain such Inventory (or Inventory equivalent to such Inventory) from an Eligible Carrier, in each case, free and clear of any and all Liens whatsoever, other than those in favor of the Administrative Agent as security for the Obligations and Permitted Liens (including Liens in favor of any applicable Eligible Carrier securing solely transportation, storage and throughput costs or fees) securing amounts which have been disclosed in writing by the Borrowers to the Agents for the purposes of calculating any Eligibility Reserve with respect thereto;

          (d) is not commingled with Inventory of any Person other than the other Borrower or has been delivered to an Eligible Carrier; and

          (e) is not subject to delivery to a trading partner under an Exchange Agreement having a Negative Exchange Agreement Balance.

          "Eligible Petroleum Inventory-Not-Received" shall mean, at any date of determination, the aggregate value (determined as provided below), of Petroleum Inventory purchased or contracted for purchase by a Borrower from a seller for whom such sale is in the Ordinary Course of Business that, as of any date of determination:

          (a) from the Closing Date through June 30, 2005, is Petroleum Inventory (i) for which the purchase price was prepaid by the Seller, (ii) which was acquired by the Borrowers in connection with the Acquisition, and
     (iii) which has not otherwise been included as Eligible Petroleum Inventory in the then current Borrowing Base Certificate but which will be eligible for inclusion in the Borrowing Base as Eligible Petroleum Inventory upon delivery of such Petroleum Inventory to a Borrower or to an Eligible Carrier; or

          (b) if it is Petroleum Inventory not owned by a Borrower, the unpaid obligation of such Borrower for the purchase of such Petroleum Inventory is supported by (i) a Documentary Letter of Credit issued under this Agreement by the Issuing Bank, which Documentary Letter of Credit requires the original bill of lading (or other original Document) relating to such Petroleum Inventory to be delivered to the Issuing Bank or its designee in connection with a drawing under such Documentary Letter of Credit, or (ii) a Standby Letter of Credit issued under this Agreement by the Issuing Bank, which Standby Letter of Credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to the Issuing Bank certifying that delivery of such Petroleum Inventory has been made by the beneficiary to a Borrower and payment therefor is past due and owing, and in each case such Petroleum Inventory, when owned by a Borrower, will be subject to no Liens other than Permitted Liens securing amounts which have been disclosed in writing by the Borrowers to the Agents for the purposes of calculating any Eligibility Reserve with respect thereto;

provided, however, that for purposes of inclusion of such Petroleum Inventory in the Borrowing Base, such Petroleum Inventory shall be valued at (i) if the purchase price thereof has been prepaid, the amount so prepaid by a Borrower, or
(ii) the face amount of such Letter of Credit issued specifically to support the purchase of such Petroleum Inventory from the applicable supplier thereof, less, without duplicating other Eligibility Reserves, the aggregate amount of the payables owing by a Borrower to such supplier for any such Petroleum Inventory delivered to such Borrower or an Eligible Carrier.

          "Eligible Positive Exchange Agreement Balance" shall mean, at any date of determination, the amount of the positive balance, valued at a mark to market basis, of the Petroleum Inventory that a Borrower has a right to receive from a trading partner (other than a trading partner determined by the Administrative Agent to be unacceptable in the Administrative Agent's reasonable discretion) under an Exchange Agreement or money owing to a Borrower in connection with such exchange of Petroleum Inventory under an Exchange Agreement, net of any offsets or counterclaims, and only to the extent such Borrowers rights in Petroleum Inventory are subject to a valid, first priority (subject only to Permitted Liens), perfected Lien in favor of the Administrative Agent as security for the Obligations, provided, that the value of the Eligible Positive Exchange Agreement Balance shall be deemed to be $-0- for the first twenty (20) Business Days after the Closing Date and, after such date such value shall be subject to Eligibility Reserves as determined by the Agents.

          "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrowers or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (i) the occurrence of any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the institution by PBGC of proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or
(vi) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is being terminated or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Event of Default" shall have the meaning provided in Article VIII.

          "Exchange Agreement" shall mean an agreement under which a Borrower undertakes to deliver goods on behalf of an unaffiliated Person to a customer of such Person in exchange for such Person's delivery of similar goods to a customer of such Borrower.

          "Excluded Taxes" shall mean with respect to the Administrative Agent, the Collateral Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income, net receipts or capital by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located, (c) in the case of a Lender that is a "United States person" as defined in Section 7701(a)(30) of the Code, any withholding Tax that is attributable to such Lender's failure to comply with
Section 2.21(f), (d) any withholding Tax imposed as a result of a Lender being treated as a "conduit entity" within the meaning of U.S. Treasury Regulations
Section 1.881-3 or any successor provision, and (e) in the case of a Foreign Lender, any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than Taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender's failure to comply with Section 2.21 (e)

          "Existing Lender" shall mean Wachovia Bank, National Association.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fee Letter" shall mean that certain fee letter, dated as of April 5, 2005, as amended April 25, 2005, executed by SunTrust Capital Markets, Inc. and SunTrust Bank and accepted by Holdings.

          "Fiscal Quarter" shall mean any fiscal quarter of the Borrowers.

          "Fiscal Year" shall mean any fiscal year of the Borrowers.

          "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of
(a) Consolidated EBITDA less the actual amount paid by the Borrowers and their Subsidiaries in cash on account of Capital Expenditures less cash taxes paid to
(b) Consolidated Fixed Charges, in each case measured for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

          "Foreign Lender" shall mean any Lender that is not a United States person under Section 7701(a)(30) of the Code.

          "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

          "Funding Guaranty" shall mean that certain Funding Guaranty of even date herewith executed by Delek Group in favor of the Administrative Agent, pursuant to which Delek Group guarantees to the Administrative Agent, for its benefit and for the benefit of the Collateral Agent, the Issuing Bank and the Lenders, the funding obligations of Delek Finance under the Subordinated Working Capital Credit Documents up to a maximum amount of $5,000,000.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GP" shall mean Delek US Refining GP, LLC, a Texas limited liability company.

          "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Obligations" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions, (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions, and (iv) without duplication, Net Mark-to-Market Exposure.

          "Hedging Transaction" of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Holdings" shall mean Delek US Holdings, Inc., a Delaware corporation, and the sole shareholder of Parent.

          "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(g), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, to the extent of the amount guaranteed, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Information Memorandum" shall mean the Officers' Certificate dated on or prior to the Original Closing Date relating to the Borrowers and the transactions contemplated by this Agreement and the other Loan Documents.

          "Interest Period" shall mean with respect to (i) any Swingline Borrowing, such period as the Swingline Lender and the Borrowers shall mutually agree and (ii) any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

          (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

          (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

          (iv) no Interest Period may extend beyond the Revolving Commitment Termination Date.

          "Instrument" shall have the meaning given to the term in the Security Agreement.

          "Inventory" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, work or goods in process, materials, supplies and packaging of every nature which contribute to the finished products of a Borrower in the ordinary course of its business, whether now owned or hereafter acquired by Borrowers.

          "Inventory Formula Amount" shall mean, on any date of determination thereof, an amount equal to the sum of (a) 80% of the Petroleum Inventory Market Price of Eligible Petroleum Inventory on such date consisting of Petroleum Products, plus (b) 85% of Eligible Petroleum Inventory-Not-Received, plus (c) 80% of Eligible Positive Exchange Agreement Balances. The Agents shall have the right at any time to decrease the foregoing advance rate percentages in their reasonable credit judgment, provided, that any such decrease in the advance rate percentages shall not be effective until three (3) Business Days after written notice thereof is provided to Borrowers by the Agents.

          "Issuing Bank" shall mean SunTrust Bank in its capacity as an issuer of Letters of Credit pursuant to Section 2.23.

          "Land Newco" shall mean MPC Land Acquisition, Inc., a Texas corporation.

          "Landlord Waiver" shall mean a letter in form and substance reasonably acceptable to the Administrative Agent and executed by a landlord in respect of Inventory of a Borrower located at any leased premises of a Borrower pursuant to which such landlord, among other things, waives or subordinates on terms and conditions reasonably acceptable to the Administrative Agent any Lien such landlord may have in respect of such Inventory.

          "LC Backed Accounts" shall mean (i) an Account in support of which a Preferred Issuer has issued an irrevocable standby letter of credit in the amount of such Account or (ii) Accounts in an aggregate face amount not to exceed at any time the sum of $10,000,000 in support of which an Other Issuer has issued an irrevocable standby letter of credit in the amount of such Accounts, with all such standby letters of credit to be issued for the benefit of a Borrower and on which such Borrower may draw in the event of a default by the Account Debtor under any such Account; provided that such letters of credit contain provisions directing the issuing bank to make payment thereunder to the Dominion Account or that SunTrust is the collecting bank for such letter of credit, otherwise contain drawing provisions acceptable to the Agents and, upon an Agent's request, a copy of such letter of credit shall be delivered to the Administrative Agent; and provided, further, that the proceeds of any drawing under such letter of credit are to be deposited directly into a Cash Collateral Account.

          "LC Commitment" shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $250,000,000.

          "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Documents" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

          "LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

          "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and any Person that joins this Agreement as a Lender pursuant to Section 10.4.

          "Letter of Credit" shall mean any Documentary or Standby Letter of Credit issued pursuant to Section 2.23 by the Issuing Bank for the account of the Borrowers pursuant to the LC Commitment.

          "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the British Bankers' Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (Atlanta, Georgia time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

          "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

          "Loan Documents" shall mean, collectively, this Agreement, the Notes (if any), the Security Documents, the Subordination Agreement, the LC Documents, the Subsidiary/Delek Land Guaranty Agreement, the Funding Guaranty, the Parent Guaranty Agreement, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, Borrowing Base Certificates, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing, and all other documents, lockbox agreements, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.

          "Loan Parties" shall mean the Borrowers and the Subsidiary Loan
Parties.

          "Loans" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

          "Management Agreement" shall mean that certain Management Agreement dated on or about the Original Closing Date, between Delek Refining and Mapco.

          "Mapco" shall mean Mapco Express, Inc., a Delaware corporation.

          "Mapco Reserve" shall mean, on any date of determination, the aggregate amount owed by Mapco to Persons who are also Account Debtors of a Borrower, provided, however, that the amount of the Mapco Reserve shall not exceed at any time an amount equal to the aggregate net amount of all Accounts owing by such Persons to Borrowers.

          "Mapco Reserve Conditions" shall mean an Agent's receipt of a Borrowing Base Certificate which does not indicate that Mapco has more than $4,500,000 available at all times during the period covered by such Borrowing Base Certificate for additional working capital loans under the formulae contained in Mapco's working capital credit facilities, assuming all trade payables of Mapco are paid within normal terms.

          "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, Swingline Lender, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

          "Material Indebtedness" shall mean Indebtedness (other than the Loans, the Letters of Credit and Permitted Subordinated Debt) and Hedging Obligations of the Borrowers or any of their Subsidiaries, individually or in an aggregate principal amount exceeding $1,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the "principal amount" of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001
(a)(3) of ERISA.

          "Negative Exchange Agreement Balance" shall mean, at any date of determination, the amount of the negative balance, valued at a mark to market basis, of any rights of trading partners under an Exchange Agreement to receive Petroleum Products or money from a Borrower arising from the exchange of Petroleum Products under an Exchange Agreement.

          "Net Mark-to-Market Exposure" of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. "Unrealized losses" shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

          "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

          "Notices of Borrowing" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

          "Notice of Conversion/Continuation" shall mean the notice given by the Borrowers to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.8(b).

          "Notice of Revolving Borrowing" shall have the meaning as set forth in
Section 2.3.

          "Notice of Swingline Borrowing"' shall have the meaning as set forth in Section 2.4.

          "Obligations" shall mean all amounts owing by any Borrower to an Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to an Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, all Banking Relationship Debt (other than Hedging Obligations), and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

          "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

          "Ordinary Course of Business" shall mean, with respect to any transaction involving any Person, the ordinary course of such Person's business, as undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

          "Original Closing Date" shall mean April 29, 2005.

          "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

          "Other Issuer" shall mean a United States domestic bank or United States branch of a foreign bank, in each case rated "BBB+" or higher by S&P and "Baa" or higher by Moody's.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Out-of-Formula Condition" shall have the meaning set forth in Section 2.2(b) hereof.

          "Out-of-Formula Loan" shall mean a Revolving Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolving Loan which, when funded, results in an Out-of-Formula Condition.

          "Paid but Unexpired Standby Letters of Credit" shall mean, during a Post Supplier Payment Period, the amount available for drawing under an outstanding Standby Letter of Credit issued to support the purchase of Petroleum Inventory of the Borrowers as of such date of determination where the supplier of such Petroleum Inventory in connection with which such Standby Letter of Credit was specifically issued has been paid in full.

          "Parent" shall mean Delek Refining, Inc., a Delaware corporation.

          "Parent Guaranty Agreement" shall mean that certain Parent Guaranty, dated the Original Closing Date, executed by Parent and GP in favor of Administrative Agent, on its behalf and on behalf of the Collateral Agent, the Issuing Bank and the Lenders, substantially in the form of Exhibit G hereto.

          "Participant" shall have the meaning set forth in Section 10.4(d).

          "Payment Account" shall mean an account maintained by the Administrative Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

          "Payment Items" shall mean all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

          "Payment Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrowers and the other Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

          "PBGC Release Agreement" shall mean that certain Agreement and Release of Claims, dated on or about the Original Closing Date, between the PBGC and the Seller, with respect to the release by the PBGC of any and all liens, claims, encumbrances and other interests that the PBGC may have or assert against or in the assets and stock transferred pursuant to the Acquisition, whether arising under or in connection with a Plan of the Seller, the PBGC Settlement Agreement or otherwise.

          "PBGC Settlement Agreement" shall mean that certain agreement dated January 25, 2005 among the PBGC, Seller and certain Affiliates and Subsidiaries of Seller.

          "Permitted Investments" shall mean (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof (including Federal Home

Loan Bank, Federal National Mortgage Association, Student Loan Marketing Association and Government National Mortgage Association), (b) certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-2" by S&P or "P-2" by Moody's,
(c) commercial paper of an issuer rated at least "A-2" by S&P or "P-2" by Moody's, (d) auction rate securities (in a maximum $25,000,000 notional amount with respect to any single issue) with intermediate to perpetual maturities that are structured with short term holding periods of 7-49 days and whose long-term debt rating as of the date of purchase thereof is not less than any two of the following: "A2" by Moody's, "A" by S&P or "A" by Fitch, and (e) shares of any money market or similar fund that has net assets whose Dollar Equivalent exceeds $500,000,000 and any other investment that is, in each case, either (i) described on Schedule 1.1(c) or (ii) approved in writing by the Administrative Agent (such approval not to be unreasonably withheld) for the purposes of this definition; provided, however, that the maturities of all obligations of the types specified in (A) clauses (a) and (b) above shall not exceed 90 days and
(B) clauses (c) and (d) above shall not exceed 90 days.

          "Permitted Liens" shall mean, as applied to any Person:

     (a) Any Lien in favor of an Agent, the Issuing Bank or the Lenders given to secure the Obligations;

     (b) (i) Liens on real estate for real estate taxes, assessments, sewer and water charges and/or other governmental charges and levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

     (c) Liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

     (e) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which either (x) are non-monetary in nature and are existing as of the date of this Agreement or (y) do not materially interfere with the ordinary conduct of the business of such Person;

     (f) Purchase money security interests provided that such Lien attaches only to the asset so purchased by a Borrower and secures only Indebtedness incurred by a Borrower in order to purchase such asset, but only to the extent permitted by Section 7.1(c) hereof;

     (g) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) Liens on assets of a Borrower and/or their Subsidiaries on the Original Closing Date (after giving effect to the Acquisition) which are set forth on
Schedule 7.2, attached hereto;

     (i) Liens securing Capitalized Lease Obligations provided that such Liens attach only to the assets leased by a Borrower and/or its Subsidiaries and secure only Indebtedness incurred by a Borrower and/or its Subsidiaries in order to lease such assets, but only to the extent permitted by Section 7.l(c) hereof; and

     (j) Liens securing rental, storage, throughput, handling or other fees or charges owing from time to time to Eligible Carriers, solely to the extent of such fees or charges.

          "Permitted Subordinated Debt" shall mean (i) the Subordinated Note (as defined in the Subordination Agreement), (ii) the Subordinated Working Capital Indebtedness, or (iii) any other Indebtedness of a Borrower or any Subsidiary
(i) that is expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, (ii) that matures by its terms no earlier than six months after the Revolving Commitment Termination Date, (iii) that bears interest at a rate per annum not to exceed 10.0% and (iv) that is evidenced by an instrument that is in a form reasonably satisfactory to the Administrative Agent and the Required Lenders.

          "Permitted Tax Distributions" shall mean (i) cash dividends or distributions to the partners of a Borrower with respect to each taxable year during which such Borrower is a partnership in an amount not to exceed the aggregate of the maximum federal and state income tax liability of the partners of such Borrower (assuming that all of such partners are taxed at the maximum permissible federal and state rates of such partners or members) attributable to the taxable income of such Borrower for such taxable year, computed in accordance with the Code, and (ii) dividends to Holdings to permit Holdings to pay any Taxes which are due and payable by Holdings and attributable to the Borrowers and their Subsidiaries as part of a consolidated group.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

          "Petroleum Inventory" means Inventory consisting of Petroleum Products, which Inventory shall be valued at" the Petroleum Inventory Market Price (including any premium or discount to reflect location differentials).

          "Petroleum Inventory Market Price" means, with respect to any Petroleum Inventory, the market price for such Petroleum Inventory as set forth in a published or reported price index maintained by a third-party that is not an Affiliate of the Borrowers and that prepares such index in the ordinary course of its business or such other price as the Collateral Agent may ascribe thereto in its reasonable credit judgment. Such market price shall be determined using published or reported price indices created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts, less in each case applicable location differentials and product adjustments. In the event OPIS or Platts no longer provides the aforementioned price indices, or in the event the Borrowers and the Collateral Agent determine that either OPIS or Platts no longer accurately provides pricing information for Petroleum Inventory, the Borrowers and the Collateral Agent shall replace one or both of the OPIS and Platts price indices, as applicable, with other third-party price indices reasonably acceptable to each of the Borrowers and the Collateral Agent.

          "Petroleum Product" means crude oil, petroleum, refined petroleum products, byproducts and intermediate feed stocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products.

          "Pipeline Newco" shall mean MPC Pipeline Acquisition, Inc., a Texas corporation.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith executed by Delek Pipeline, Delek Land, Holdings, Parent and GP in favor of the Administrative Agent, pursuant to which Delek Pipeline, Delek Land, Holdings, Parent and GP pledge to the Administrative Agent, for its benefit and for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, all of the Capital Stock of Borrowers, Delek Land, Parent, GP, Pipeline Newco and Land Newco substantially in the form of Exhibit D hereto.

          "Post Supplier Payment Period" shall mean the period commencing on the date on which a Borrower shall have paid in full all amounts owed for the purchase of Petroleum Inventory (the "Full Payment Date") the payment for which was supported by a Standby Letter of Credit issued specifically for such purpose and ending on the sooner of (i) ten (10) days after the Full Payment Date or
(ii) the date the original of such Standby Letter of Credit is returned to the Administrative Agent for cancellation.

          "Preferred Issuer" shall mean a United States domestic bank or United States branch of a foreign bank, in each case rated "A-" or higher by S&P and "A3" or higher by Moody's.

          "Projections" shall mean projections of the Borrowers' financial condition, results of operations, cash flow, operating budget and Availability, prepared on a monthly-to-month basis for the applicable Fiscal Year pursuant to and as required by Section 5.1(f) hereof

          "Pro Rata Share" shall mean, with respect to all Commitments of any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, such Lender's Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders' Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

          "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "Required Lenders" shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure.

          "Requirement of Law" for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of a Borrower or such other representative of a Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer, chief executive officer or the treasurer of a Borrower.

          "Restricted Payment" shall have the meaning set forth in Section 7.5.

          "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on
Schedule II, as such schedule may be amended pursuant to Section 2.24, or in the case of a Person becoming a Lender after the Closing Date through an assignment of an existing Revolving Commitment, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or deceased pursuant to terms hereof.

          "Revolving Commitment Termination Date" shall mean the earliest of (i) April 28, 2009, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9(c) and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, LC Exposure and Swingline Exposure.

          "Revolving Credit Note" shall mean a promissory note of the Borrowers payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

          "Revolving Loan" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrowers under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

          "S&P" shall mean Standard & Poor's, a Division of the McGraw-Hill Companies.

          "Security Agreement" shall mean that certain Security Agreement, dated the Original Closing Date among the Borrowers, Parent, GP, Delek Land, MPC Pipeline Acquisition, Inc. and MPC Land Acquisition, Inc. and the Administrative Agent, on its behalf and on behalf of the Collateral Agent, the Issuing Bank and the Lenders, substantially in the form of Exhibit B hereto.

          "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreements, the Delek Land Negative Pledge, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.

          "Seller" shall mean La Gloria Oil and Gas Company, a Delaware corporation.

          "Settlement Date" shall mean Friday of each week (or if any Friday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, after the occurrence of an Event of Default or during a continuing decline or sudden increase in the principal amount of Revolving Loans, the Administrative Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by the Administrative Agent is a Business Day on which each Lender is open for business.

          "Solvent" shall mean, as to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent Indebtedness and trade payables),
(ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101(32) Bankruptcy Code.

          "Standby Letter of Credit" shall mean any Letter of Credit that is not a Documentary Letter of Credit, and includes any direct - pay Letter of Credit.

          "Subordinated Debt Documents" shall mean any indenture, agreement or similar instrument governing any Permitted Subordinated Debt.

          "Subordinated Note" shall mean the Subordinated Note in the original principal amount of $51,000,000 referenced in and subject to the Subordination Agreement.

          "Subordinated Working Capital Credit Documents" shall mean the Intercompany Loan Agreement, dated on or about the Original Closing Date, among Delek Finance and the Borrowers and each other agreement, guaranty, note, instrument or document delivered pursuant thereto, as the same may be modified, supplemented, extended, restated, refinanced or replaced from time to time.

          "Subordinated Working Capital Indebtedness" shall mean Indebtedness of the Borrowers owing to Delek Finance under the Subordinated Working Capital Credit Documents.

          "Subordination Agreement" shall mean the Debt Subordination Agreement, dated on or about the Original Closing Date, among Delek Finance, the Borrowers and the Administrative Agent.

          "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrowers.

          "Subsidiary/Delek Land Guaranty Agreement" shall mean the Subsidiary Guaranty, dated as of the date hereof and substantially in the form of Exhibit F, made by certain Subsidiaries of the Borrowers and Delek Land in favor of the Administrative Agent for the benefit of the Lenders.

          "Subsidiary Loan Party" shall mean any Subsidiary that executes or becomes a party to the Subsidiary/Delek Land Guaranty Agreement.

          "SunTrust" shall mean SunTrust Bank, a Georgia banking corporation.

          "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

          "Swingline Exposure" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

          "Swingline Lender" shall mean SunTrust Bank.

          "Swingline Loan" shall mean a loan made to the Borrowers by the Swingline Lender under the Swingline Commitment.

          "Swingline Note" shall mean the promissory note of the Borrowers payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit C.

          "Swingline Rate" shall mean the Base Rate plus the Applicable Margin or such other rate as offered by the Swingline Lender and accepted by the Borrowers. The Borrowers are under no obligation to accept such other rate, and the Swingline Lender is under no obligation to provide it.

          "Synthetic Lease" shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

          "Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication,
(ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.2 CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. "Revolving Eurodollar Borrowing").

               SECTION 1.3 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrowers delivered pursuant to Section 5.1(a); provided, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in
Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.

               SECTION 1.4 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof, "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

               SECTION 2.1 GENERAL DESCRIPTION OF FACILITIES. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrowers a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender's Revolving Commitment) to make Revolving Loans to the Borrowers in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.23,
(iii) the Swingline Lender agrees to make Swingline Loans in accordance with
Section 2.4, and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment Amount from time to time in effect.

               SECTION 2.2 REVOLVING LOANS.

          (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Revolving Commitments, to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (ii) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the lesser of the Aggregate Revolving Commitment Amount or the Borrowing Base at any date of determination. During the Availability Period, the Borrowers shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrowers may not borrow or reborrow should there exist a Default or an Event of Default.

          (b) If at any time the aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitment Amount or the Borrowing Base (an "Out-of-Formula Condition"), such aggregate Revolving Credit Exposure shall nevertheless constitute Obligations that is secured by the Collateral and entitled to all benefits thereof. In no event, however, shall Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swingline Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default or after giving effect thereto, the outstanding Revolving Loans and Letter of Credit Exposure would exceed the Availability. Out-of-Formula Loans shall be payable (y) no later than one (1) Business Day after the date of the Administrative Agent's demand for payment for so long as the aggregate amount of Out-of-Formula Loans is less than $5,000,000, and (z) immediately on demand if the aggregate amount of Out-of-Formula Loans is $5,000,000 or more at any time, provided that the Borrowers shall not be entitled to more than a single payment period of one (1) Business Day in respect of Out-of-Formula Loans in any Fiscal Quarter. For so long as an Out-of-Formula Condition exists, the Obligations, at the election of the Administrative Agent, shall bear interest at the Default Interest rate.

          SECTION 2.3 PROCEDURE FOR REVOLVING BORROWINGS.

          (a) The Borrowers shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a "Notice of Revolving Borrowing") (x) prior to noon (Atlanta, Georgia time) one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to noon (Atlanta, Georgia time) three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrowers may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $50,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.23(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed five (5). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

          (b) Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges, including all reimbursable expenses of the Agents and the Lenders, shall be deemed irrevocably to be a request for a Revolving Borrowing on the due date of (provided the Borrowers shall not be deemed to have made any representations under Section 3.2(b) in connection therewith), and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of a Revolving Loan made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Borrowing. Administrative Agent and the Lenders shall have no obligation to Borrowers to honor any such deemed request for a Revolving Loan, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

               SECTION 2.4 SWINGLINE COMMITMENT.

          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the lesser of the aggregate Revolving Credit Exposures of all Lenders or the Borrowing Base; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrowers shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

          (b) The Borrowers shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto ("Notice of Swingline Borrowing") prior to 11:00 a.m. (Atlanta, Georgia time) on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan,
(ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrowers to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrowers. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrowers in Dollars in immediately available funds at the account specified by the Borrowers in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. (Atlanta, Georgia time) on the requested date of such Swingline Loan.

          (c) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrowers (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan on each Settlement Date or more frequently as the Swingline Lender may elect. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with
Section 2.7, which will be used solely for the repayment of such Swingline Loan.

          (d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

          (e) Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.

               SECTION 2.5 AGENT ADVANCES.

          (a) The Administrative Agent hereby is authorized by Borrowers and the Lenders, from time to time in Administrative Agent's sole credit judgment (and with no obligation to do so), (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.2 (including as to Availability) have not been satisfied, or (3) when a Borrower is unable to provide notice of a Borrowing within the time required by Section 2.3, to make Revolving Loans to Borrowers on its own behalf that Administrative Agent, in its sole credit judgment deems necessary or desirable (A) to preserve or protect the Collateral or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (any of the advances described in this Section
2.5 shall be referred to as "Agent Advances"); provided, however, (w) that the aggregate amount of Agent Advances outstanding at any time shall not exceed $10,000,000, (x) that after giving effect to any such Agent Advance, the Aggregate Revolver Credit Exposure (including all Agent Advances) shall not exceed the Aggregate Revolving Commitment Amount, (y) after giving effect to each such Agent Advance, the aggregate Revolving Credit Exposure shall not exceed the Borrowing Base by more than $5,000,000, and (z) at the time of the making of any such Agent Advance, the Administrative Agent does not believe, in good faith, that the any Out-of-Formula Condition created by such Agent Advance will be outstanding for more than 90 days. Each Agent Advance shall be deemed to be a Borrowing hereunder subject to the terms set forth in this Section 2.5 (provided that the Borrowers shall not be deemed to have made any representations under Section 3.2(b) in connection therewith). Each Agent Advance shall be secured by Administrative Agent's Liens granted to the Administrative Agent under the Loan Documents, shall constitute Obligations hereunder, and shall bear interest as Base Rate Borrowings and shall be repayable on demand. Subject to clauses (b), (c) and (d) below of this Section 2.5, all Agent Advances made by Administrative Agent pursuant to this Section, shall be for Administrative Agent's sole account and shall be senior in right of payment to all other Loans (as set forth in Section 2.24).

          (b) The Administrative Agent may give at any time and from time to time, and in no event later than 30 days after the making of an Agent Advances the Administrative Agent shall give, notice to the Lenders requesting the Lenders to make Base Rate Loans in an amount equal to the unpaid principal amount of any Agent Advance on the next following Business Day. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Administrative Agent, which will be used solely for the repayment of such Agent Advances.

          (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender shall purchase an undivided participating interest in such Agent Advances in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Administrative Agent. If any such Agent Advance bears interest at a rate other than the Base Rate, such Agent Advance shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

          (d) Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or an Out of Formula Condition or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect,
(iv) any breach of this Agreement or any other Loan Document by the Borrowers, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Administrative Agent in respect of Agent Advances by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Administrative Agent shall be deemed to continue to have outstanding Agent Advances in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Administrative Agent to fund the amount of such Lender's participation interest in such Agent Advances that such Lender failed to fund pursuant to this Section 2.5, until such amount has been purchased in full.

               SECTION 2.6 [RESERVED].

               SECTION 2.7 FUNDING OF BORROWINGS.

          (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by noon (Atlanta, Georgia time) to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section
2.4. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrowers with the Administrative Agent or at the Borrowers' option, by effecting a wire transfer of such amounts to an account designated by the Borrowers to the Administrative Agent.

          (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. (Atlanta, Georgia time) one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the

Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers (to the extent they received such amount) shall pay such corresponding amount to the Administrative Agent within 3 Business Days together with interest at the rate specified for such Borrowing (but without any amounts being due under Section 2.20). Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

          (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

               SECTION 2.8 INTEREST ELECTIONS.

          (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrowers may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.8. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section 2.8, the Borrowers shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of
Exhibit 2.8 attached hereto (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to noon (Atlanta, Georgia time) one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to noon (Atlanta, Georgia time) three
(3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar

Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrowers shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

          (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrowers shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrowers shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if an Event of Default has occurred and is continuing, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

          (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               SECTION 2.9 OPTIONAL REDUCTION AND TERMINATION OF COMMITMENTS.

          (a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date.

          (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable) at any time after April 30, 2006, the Borrowers may reduce the Aggregate Revolving Commitments in part; provided, that
(i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.9 shall be in an amount of at least $20,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the sum of the principal amount of the Swingline Commitment and the LC Commitment shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

          (c) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable) the Borrowers may terminate the Aggregate Revolving Commitments in whole. If the Borrowers terminate the Revolving Commitments in whole in accordance with this Section 2.9(c), then the Borrowers shall pay a premium to the Lenders (such premium, the "Prepayment Fee") in connection with any such voluntary early termination of the Revolving

Loan Commitments (the date of such early termination, the "Early Termination Date"), a Prepayment Fee (for the ratable benefit of the Lenders) in an amount equal to 1% of the Revolving Commitments if such Early Termination Date occurs prior to April 28, 2006.

               SECTION 2.10 REPAYMENT OF LOANS.

          (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

          (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

               SECTION 2.11 EVIDENCE OF INDEBTEDNESS.

          (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.8. (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.8.
(v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrowers in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

          (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrowers agree that they will execute and deliver to such Lender a Revolving Credit Note and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.

               SECTION 2.12 OPTIONAL PREPAYMENTS. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, noon (Atlanta, Georgia time) not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of

Swingline Borrowings, prior to noon (Atlanta, Georgia time) on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.14(e); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, no such prepayment shall be in an amount of less than $500,000 and the Borrowers shall also pay all amounts required pursuant to
Section 2.20 with respect thereto. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

               SECTION 2.13 MANDATORY PREPAYMENTS.

          (a) Immediately upon receipt by the Borrowers or any of their Subsidiaries of proceeds of any sale or disposition by the Borrowers or such Subsidiary of any of its assets (excluding (i) sales of inventory in the ordinary course of business, and (ii) sales of obsolete equipment, (iii) sales of assets the proceeds of which are invested into the businesses of the Borrowers and their Subsidiaries within 180 days after such assets are sold and
(iv) so long as no Event of Default has occurred and is continuing, other sales of assets of the Borrowers or any of their Subsidiaries with an aggregate book value not to exceed $1,000,000 in any Fiscal Year) the Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrowers in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with paragraph (c) below.

          (b) If the Borrowers or any of their Subsidiaries issues any debt or equity securities (other than Indebtedness permitted under Section 7.1, equity securities issued by a Subsidiary of a Borrower to another Borrower or another Subsidiary) then no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 2.13(c).

          (c) Any prepayments made by the Borrowers pursuant to Sections 2.13(a) or (b) above shall be applied as follows: first, to Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders and the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective Pro Rata Shares of such fees and expenses; third, to interest then due and payable on the Loans made to Borrowers, pro rata to the Lenders based on their respective Revolving Commitments; fourth, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender; fifth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; sixth, to cash collateralize the Letters of Credit in accordance with Section 2.23(g) in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon and seventh, to the Cash Collateral Account. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fourth and fifth above.

          (d) If at any time the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to
Section 2.9 or otherwise, the Borrowers shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section
2.20. Each prepayment shall be applied first to the Swingline Loans to the full extent thereof, second to the Base Rate Loans to the full extent thereof, and finally to Eurodollar Loans to the full extent thereof. If after giving effect to prepayment of all Swingline Loans and Revolving Loans, the Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to such excess plus any accrued and unpaid fees thereon to be held as collateral for the LC Exposure. Such account shall be administered in accordance with Section 2.23(g) hereof.

               SECTION 2.14 INTEREST ON LOANS.

          (a) The Borrowers shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

          (b) The Borrowers shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time.

          (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrowers shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at the rate in effect for Base Rate Loans, plus an additional 2% per annum.

          (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each calendar month and on the Revolving Commitment Termination Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrowers and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

          (f) The Base Rate on the date hereof is 5.75% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.25% per annum with respect to any portion of the Revolving Loans bearing interest as a Base Rate Loan. The Swingline Rate on the date hereof is 5.75% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.25% per annum with respect to Swingline Loans.

               SECTION 2.15 FEES.

          (a) The Borrowers shall pay to the Administrative Agent for its own account fees in the amounts and at the times agreed upon in the Fee Letter.

          (b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

          (c) The Borrowers agree to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender's LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.14(c), the rate per annum used to calculate the letter of credit fee pursuant to clause
(i) above shall automatically be increased by an additional 2% per annum.

          (d) The Borrowers shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fee previously agreed upon by the Borrowers and the Administrative Agent, which shall be due and payable on the Closing Date, unless previously paid to an Existing Lender on the Original Closing Date.

          (e) Accrued fees under paragraphs (b) and (c) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2005 and on the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided further, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

          (f) The Borrowers shall pay audit, appraisal, and valuation fees and charges as follows (each of which shall be for the sole benefit of the applicable Agent relating thereto): (i) a fee of $850 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by the Administrative Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $850 per day per appraiser, plus out-of-pocket expenses, for each appraisal or field audit of the Collateral, or any portion thereof, performed by personnel employed by the Collateral Agent, and (iv) the actual reasonable charges paid or incurred by the Administrative Agent or Collateral Agent, as applicable (for the sole benefit of such Agents) if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or a Subsidiary, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess a Borrower's or its Subsidiaries' business valuation; provided, however, that so long as no Event of Default has occurred and is continuing, Borrowers shall only be obligated to pay for fees and expenses incurred for financial and/or field audits conducted no more frequently than three (3) times per calendar year in the aggregate (it being understood that simultaneously conducted financial and field audits shall be considered as a single audit for purposes of the foregoing limitation).

               SECTION 2.16 COMPUTATION OF INTEREST AND FEES.

          All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

               SECTION 2.17 INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

          (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

          (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrowers and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrowers prepay such Loans in accordance with this Agreement. Unless the Borrowers notify the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

               SECTION 2.18 ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrowers and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date (provided that no amount shall be due under Section 2.20 in connection therewith). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be materially disadvantageous to such Lender in the good faith exercise of its discretion.

               SECTION 2.19 INCREASED COSTS.

          (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or on the Issuing Bank or the Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of either of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrowers shall promptly pay, upon written notice from and demand by such Lender on the Borrowers (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within 20 calendar days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within twenty (20) calendar days after receipt by the Borrowers of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.19 shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrowers shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within twenty (20) calendar days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided Borrowers shall have no obligation to pay any such amounts with respect to any period which was more than 120 days prior to the date of such notice.

               SECTION 2.20 FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrowers to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrowers shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrowers failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this
Section 2.20 submitted to the Borrowers by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

               SECTION 2.21 TAXES.

          (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.21) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.21(c), the Borrowers shall not be obligated to indemnify the Administrative Agent, any Lender or the Issuing Bank for any portion of such penalties, interest and reasonable expenses to the extent such liability is attributable to a failure or delay by the Administrative Agent, such Lender or the Issuing Bank, as applicable, in making demand for such Indemnified Taxes or Other Taxes.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrowers (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrowers hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrowers hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of any Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to a Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrowers and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrowers and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the Internal Revenue Service for such purpose).

          (f) Upon the Borrowers' reasonable request, each Lender that is a "United States person" as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent two (2) duly completed copies of Internal Revenue Service Form W-9 (or applicable successor form) to establish that such Lender is entitled to receive all payments from the Borrowers hereunder free and clear from withholding of United States federal income Tax.

          (g) If the Borrowers are required to pay additional amounts to the Administrative Agent, any Lender or the Issuing Bank pursuant to Section 2.21(a) or required to indemnify the Administrative Agent, any Lender or the Issuing Bank pursuant to Section 2.2l(c) and if the Administrative Agent, such Lender or Issuing Bank may be entitled to a refund which is attributable to the imposition of Indemnified Taxes or Other Taxes giving rise to the payment of additional amounts or an indemnification payment, then the Administrative Agent, such Lender or the Issuing Bank shall use its best effort to obtain the refund by filing any forms, certificates, documents, applications or returns in a timely fashion. In the event that the Administrative Agent, Lender or Issuing Bank receives a refund in respect of Indemnified Taxes or Other Taxes as to which it has been paid additional amounts by the Borrowers pursuant to Section 2.2l(a) or been indemnified pursuant to Section 2.2(c), then the Administrative Agent, such Lender or the Issuing Bank shall promptly remit to the Borrowers the amount of such refund.

               SECTION 2.22 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

          (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.19, 2.20 or 2.21, or otherwise) prior to 12:00 noon (Atlanta, Georgia time) on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19, 2.20 and 2.21 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.7(b), 2.22(d), 2.23(d) or (e) or 10.3(d),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.23 LETTERS OF CREDIT.

          (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.23(d), agrees to issue, at the request of the Borrowers, Letters of Credit for the account of the Borrowers on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the stated expiry date of such Letter of Credit (or in the case of any renewal or extension thereof, the expiry date of any such renewal or extension) and (B) the date that is five
(5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $1,000,000; and (iii) the Borrowers may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or
(B) the aggregate Revolving Credit Exposure of all Lenders would exceed the lesser of the Aggregate Revolving Commitment Amount or the Borrowing Base. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

          (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrowers shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

          (c) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before 2:00 p.m. on the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit
(1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in
Section 2.23(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

          (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrowers and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrowers shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrowers shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.7. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

          (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any of their Subsidiaries, (iv) any breach of this Agreement by the Borrowers or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the

Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrowers or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

          (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) above on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.14(d).

          (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrowers agree to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

          (h) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrowers a report describing the aggregate Letters of Credit outstanding at the end of such Fiscal Quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The Borrowers' obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

          (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

          (ii) The existence of any claim, set-off, defense or other right which the Borrowers or any Subsidiary or Affiliate of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

          (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

          (vi) The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (j) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, or to ISP 98 (International Standby Practices), as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

               SECTION 2.24 APPLICATION OF PAYMENTS.

          (a) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of Section 2.24(b) below, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied as follows: first to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second, to pay all other Obligations then due and payable and third, as the Borrowers so designate. Payments in respect of Swingline Loans received by the Administrative Agent shall be distributed to the Swingline Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with its Pro Rata Share; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuing Bank as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Pro Rata Shares.

          (b) Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding Section 2.24(a) above, the Administrative Agent may and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations, shall apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

          (i) first, to pay interest on and the principal of any portion of the Revolving Loans that the Administrative Agent or the Collateral Agent may have advanced on behalf of any Lender for which the Administrative Agent or Collateral Agent has not then been reimbursed by such Lender or the Borrowers;

          (ii) second, to pay Obligations in respect of any expense reimbursements or indemnities (except with respect to Banking Relationship
     Debt) then due to the Administrative Agent or the Collateral Agent;

          (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities (except with respect to Banking Relationship
     Debt) then due to the Lenders and the Issuing Bank;

          (iv) fourth, to pay Obligations in respect of any fees (except with respect to Banking Relationship Debt) then due to the Administrative Agent, the Collateral Agent and the Issuing Bank;

          (v) fifth, to pay interest then due and payable in respect of the Loans and LC Exposure and fees due to any Lender;

          (vi) sixth, to pay or prepay principal amounts on the Loans and LC Exposure, to provide cash collateral for the LC Exposure in the manner described in Section 2.23(g) (provided, however, that upon the expiration or termination of a Letter of Credit that has been cash collateralized such cash collateral shall be applied in accordance with the provisions of this
     Section 2.24(b)), ratably to the aggregate principal amount of such Loans and LC Exposure;

          (vii) seventh, to the ratable payment of Obligations owing with respect to Banking Relationship Debt; and

          (viii) eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agents' and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Lenders shall be allocated first to repay Agent Advances and Swingline Loans pro rata and then to the Lenders.

               SECTION 2.25 MITIGATION OF OBLIGATIONS. If any Lender requests compensation under Section 2.19, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21. then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under
Section 2.19 or Section 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

               SECTION 2.26 REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.19, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.21, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent delivered within 30 days after the request for compensation or payment or the default by such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) within 60 days after receipt of such notice, such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts) and
(iii) in the case of a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

               SECTION 2.27 AGENT BORROWER. Each Borrower hereby irrevocably appoints Delek Refining, and Delek Refining agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, "Borrower Agent"), including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Borrowing or a Eurodollar Borrowing, and receiving account statements and other notices and communications to Borrowers (or any of them) from an Agent. The Agents may rely, and shall be fully protected in relying, on any request for a Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of "Borrowers," and no Agent shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request for a Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this Section
2.27 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. The Administrative Agent may maintain a single Loan Account in the name of "Delek Refining" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

               SECTION 2.28 NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

          (a) Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Administrative Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that the Agents and the Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

          (b) Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by an Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent or any Lender, (iv) the failure by an Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or an Agent's release of any Collateral or of its Liens upon any Collateral, (v) an Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section llll(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code,
(vii) the release or compromise, in whole or in part, of the liability of any Loan Party for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of an Agent's or any Lender's claims against any other Loan Party for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Loan Party, against any or all of the Loan Parties to collect and recover all or any part of the Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under applicable law that might otherwise require an Agent to pursue or exhaust its remedies against any Collateral or a Loan Party before pursuing another Loan Party. Each Borrower consents and agrees that no Agent shall be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Obligations.

          (c) No payment or payments made by a Loan Party or received or collected by an Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

          (d) Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

          (e) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Loan Party, and any successor or assign of any other Loan Party, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full and indefeasible payment of all of the Obligations.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

               SECTION 3.1 CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing

Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

          (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Capital Markets, Inc., as Sole Lead Arranger and Book Manager.

          (b) The Administrative Agent (or its counsel) shall have received the following:

          (i) a counterpart of this Agreement and the other Loan Documents signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

          (ii) duly executed Revolving Credit Note payable to such Lender and the Swingline Note payable to the Swingline Lender;

          (iii) satisfactory Phase I and, where applicable, Phase II environmental reports for property of Seller to be acquired in connection with the Acquisition, and the Administrative Agent's receipt of reliance letters with respect to such Phase I and Phase II environmental reports;

          (iv) copies of duly executed payoff letters, in form and substance satisfactory to Administrative Agent, executed by each of the Existing Lenders or the agent thereof, together with (a) UCC-3 or other appropriate termination or partial release statements, in form and substance satisfactory to Administrative Agent, releasing all liens of the Existing Lenders upon any of the personal property of the Borrowers and their Subsidiaries, (b) cancellations and releases, in form and substance satisfactory to the Administrative Agent, releasing all liens of the Existing Lenders upon any of the real property of the Borrowers and their Subsidiaries acquired from Seller in the Acquisition, and (c) any other releases, terminations or other documents reasonably required by the Administrative Agent to evidence the payoff of Indebtedness owed to the Existing Lenders;

          (v) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(v), attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

          (vi) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each

     Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

          (vii) a favorable written opinion of each of Adams & Reese LLP, Hunton and Williams LLP and Fulbright & Jaworski LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

          (viii) [Reserved];

          (ix) a duly executed Notice of Borrowing;

          (x) a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof and the Permitted Subordinated Debt;

          (xi) certified copies of all consents, approvals, authorizations, registrations and filings and orders (if any) required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and the failure to obtain any of which would reasonably be expected to have a Material Adverse Effect and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Agreement or any transaction being financed with the proceeds thereof shall be ongoing;

          (xii) a duly completed and executed certificate of the type described in Section 5.l(d) including pro forma calculations of the financial covenants set forth in Article VI hereof as of the Original Closing Date after giving effect to the Acquisition;

          (xiii) certified copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound;

          (xiv) certificates of insurance issued on behalf of insurers of the Borrowers describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Borrowers, naming the Administrative Agent as additional insured;

          (xv) a copy of the executed Asset Purchase Agreement, together with all exhibits and schedules thereto, and of the other Acquisition Documents, accompanied by the certificate of a senior officer of Borrowers as to the consummation of the transactions contemplated by the Acquisition Documents and related matters;

          (xvi) a certificate of the Secretary or an Assistant Secretary of each Borrowers certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Borrowers authorizing the execution, delivery and performance of the Asset Purchase Agreement and the consummation of the transactions provided for therein;

          (xvii) projected consolidated financial statements for Borrowers, after giving effect to the Acquisition, for the 2005 fiscal year on a month by month basis, and for the 2006, 2007 and 2008 fiscal years on an annual basis;

          (xviii) the Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that Borrowers have issued Permitted Subordinated Debt in an original principal amount of not less than $51,000,000 and issued additional Capital Stock in an aggregate issue price of not less than $35,500,000;

          (xix) the Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that, on the Original Closing Date, Seller shall have received the aggregate Purchase Price (as defined in the Asset Purchase Agreement) payable as of the Original Closing Date under the Acquisition Documents but for the portion thereof to be funded with the proceeds of Loans hereunder;

          (xx) the Administrative Agent shall have received evidence that all required consents of any applicable Governmental Authority to the Acquisition have been obtained, and other evidence reasonably satisfactory to Administrative Agent that the Acquisition will be consummated immediately following the initial Revolving Loan(s);

          (xxi) the Administrative Agent shall have determined that, immediately after the Lenders have made the initial Revolving Loans under this Agreement, the Issuing Bank has issued the initial Letters of Credit under this Agreement and Borrowers have paid (or made provision for payment of) all fees and closing costs incurred in connection with the Commitments, and after increasing the Availability Reserve in the amount of any payables of Borrowers and Seller that are unpaid beyond customary payment periods, Availability is not less than $25,000,000, minus the amount of the Backup LC Overage;

          (xxii) the Administrative Agent shall have received fully executed copies of the Subordinated Working Capital Documents, the terms of which shall be acceptable to the Administrative Agent in all respects;

          (xxiii) the Administrative Agent shall have received a fully executed copy of the PBGC Release Agreement, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and Borrowers or the PBGC shall have executed and delivered UCC termination statements, mortgage satisfactions and such other agreements, documents or instruments as Administrative Agent may deem necessary to reflect the termination of any liens, claims, encumbrances or other interests that the PBGC may have or assert against or in the assets and stock transferred in connection with the Acquisition; and

          (xxiv) the Administrative Agent shall have received confirmation that the Borrowers shall have acquired or will acquire no less than 1,000,000 barrels of Petroleum Products in connection with the Acquisition as of the Original Closing Date.

               SECTION 3.2 EACH CREDIT EVENT. The obligation of each Lender to make a Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) at the time of and immediately after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;

          (b) at the time of and immediately after giving effect to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit (except to the extent relating to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), in each case before and after giving effect thereto;

          (c) the Borrowers shall have delivered the required Notice of Borrowing; and

          (d) the Collateral Agent shall have received each Borrowing Base Certificate then required by the terms of this Agreement.

          The making of each Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 3.2.

               SECTION 3.3 DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, Borrowing Base Certificates, or notices of Borrowings or Notices of Conversion/Continuation, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants to the Agents and each Lender as follows, assuming the consummation of the Acquisition:

               SECTION 4.1 EXISTENCE; POWER. The Borrowers and each of their Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Effect.

               SECTION 4.2 ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by the Borrowers, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrowers or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrowers of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrowers or any of their Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrowers or any of their Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrowers or any of their Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries, except Liens (if any) created under the Loan Documents.

               SECTION 4.4 [RESERVED.]

               SECTION 4.5 LITIGATION AND ENVIRONMENTAL MATTERS.

          (a) Except for the matters set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

          (b) Except for the matters set forth on Schedule 4.5 or except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, neither the Borrowers nor any of their Subsidiaries (i) has failed to comply with any

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               SECTION 4.6 COMPLIANCE WITH LAWS AND AGREEMENTS. Except for the matters set forth on Schedule 4.6. The Borrowers and each Subsidiary is in compliance with (a) all Requirements of Law (except Environmental Laws, without limiting the representation made in Section 4.5(b) and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

               SECTION 4.7 INVESTMENT COMPANY ACT, ETC. Neither the Borrowers nor any of their Subsidiaries is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

               SECTION 4.8 TAXES. The Borrowers and their Subsidiaries and each other Person for whose taxes the Borrowers or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

               SECTION 4.9 MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulation U. Neither the Borrowers nor their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock."

               SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each

Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

               SECTION 4.11 OWNERSHIP OF PROPERTY.

          (a) Each of the Borrowers and their Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrowers and their Subsidiaries are valid and subsisting and are in full force.

          (b) Each of the Borrowers and their Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrowers and their Subsidiaries does not infringe in any material respect on the rights of any other Person.

          (c) The properties of the Borrowers and their Subsidiaries are insured (except with respect to title) with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts with such deductibles and covering such risks as Borrowers believe are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers or any applicable Subsidiary operates.

               SECTION 4.12 DISCLOSURE. Each Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrowers or any of their Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports (including without limitation all reports that the Borrowers are required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

               SECTION 4.13 LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against the Borrowers or any of their Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrowers or any of their Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrowers or any of their Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrowers or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrowers or any such Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

               SECTION 4.14 SUBSIDIARIES. Schedule 4.14 sets forth the name of, the ownership interest of the Borrowers in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

               SECTION 4.15 INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, and the consummation of the Acquisition, neither the Borrowers nor any of their Subsidiaries will be "insolvent," within the meaning of such term as defined in
Section 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

               SECTION 4.16 SUBORDINATION OF SUBORDINATED DEBT. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the "Senior Credit Agreement" within the meaning of the applicable Subordinated Debt Document; this Agreement, together with each of the other Loan Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute "Senior Loan Documents" within the meaning the applicable Subordinated Debt Document; and the Revolving Loans and all other Obligations of the Borrowers to the Lenders and the Administrative Agent under this Agreement, the Notes and all other Loan Documents, and all amendments, modifications, extensions, renewals, refundings or refinancings of any of the foregoing constitute "Senior Indebtedness" of the Borrowers within the meaning of the applicable Subordinated Debt Document, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to the applicable Subordinated Debt Document.

               SECTION 4.17 ACCOUNTS Agents may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account. Unless otherwise indicated in writing to Agents or excluded by Borrowers in their calculation of the Borrowing Base in any Borrowing Base Certificate, with respect to each Account, each Borrower warrants that:

          (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

          (b) It arises out of a completed, bona fide sale and delivery of goods by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

          (c) It is for a sum certain maturing as stated in the duplicate invoice covering such sale, a copy of which has been furnished or is available to Administrative Agent on request;

          (d) Such Account, and Administrative Agent's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the "amount in controversy is immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

          (e) Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Administrative Agent pursuant to Section 5.6(a) hereof;

          (f) To the best of such Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce in any material respect the amount payable thereunder from the face amount of the invoice and statements delivered to Administrative Agent with respect thereto; and

          (g) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is solvent.

               SECTION 4.18 OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

               SECTION 4.19 PATRIOT ACT. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

               SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Agents and each Lender:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of Borrowers, a copy of the annual audited report for such Fiscal Year for the Borrowers and their Subsidiaries, containing a consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrowers and their Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst&Young or other independent public accountants reasonably acceptable to the Administrative Agent (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrowers and their Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrowers, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrowers and their Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrowers' previous Fiscal Year;

          (c) as soon as available and in any event within 30 days after the end of each month, an unaudited consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrowers and their Subsidiaries for such month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrowers' previous Fiscal Year, when applicable;

          (d) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a Compliance Certificate signed by (x) one of the principal executive officer, the principal financial officer or treasurer and (y) any other Responsible Officer of the Borrowers;

          (e) concurrently with the delivery of the financial statements referred to in clause (a) above, any management letters issued by the accounting firm in connection with such financial statements;

          (f) no later than 30 days after the commencement of each Fiscal Year, deliver to the Agents Projections for such Fiscal Year; and

          (g) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrowers or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

               SECTION 5.2 LIEN PERFECTION. Promptly upon the request of an Agent, the Borrowers will execute all Uniform Commercial Code financing statements, and amendments and continuation statements thereto, provided for by applicable law together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or continue the perfection of the Administrative Agent's (on behalf of the Administrative Agent, the Lenders and the Issuing Banks) security interest in the Collateral. The Borrowers hereby authorize the Administrative Agent to execute and file any such financing statement on the Borrowers' behalf to the extent permitted by applicable law.

               SECTION 5.3 LOCATION OF COLLATERAL; CONSIGNMENT OF INVENTORY. All Collateral, other than Inventory in transit and Inventory sold in the Ordinary Course of Business, will at all times be kept by the Borrowers and their Subsidiaries at one or more of the business locations of Borrowers or their Subsidiaries set forth in Schedule 5.3. The Inventory shall not, without the prior written approval of the Agents, be moved therefrom except as permitted in the immediately preceding sentence and so long as no Event of Default exists,
(i) sales or other dispositions of assets permitted pursuant to Section 7.6 hereof and (ii) the storage of Inventory at locations within the continental United States other than those specified in the first sentence of this Section
5.3 if (A) Borrowers give the Agents written notice of the new storage location outside of (x) the state, or (y) if the Uniform Commercial Code as in effect in such state has a county filing requirement, the county, in which it is currently stored at least thirty (30) days prior to storing Inventory at such location,
(B) the Administrative Agent's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, and (C) neither the Borrowers' nor an Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is more restricted than at the prior location of such Inventory.

               SECTION 5.4 PROTECTION OF COLLATERAL. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrowers to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, the Lenders may, at their option, after notice to the Borrowers, but shall not be required to, make a Base Rate Revolving Loan for such purpose and pay the same directly to the appropriate Person; provided that Borrowers shall not be deemed to have made any representations under Section 3.2(a) in connection therewith. Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Interest rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including reasonable attorneys' fees, reasonable legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of their rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrowers to the Lenders with interest at the Default Interest rate, shall be considered Obligations owing by Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrowers in or coming into the hands or inuring to the benefit of the Lenders. Neither the Collateral Agent, the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' sole risk.

               SECTION 5.5 ASSIGNMENTS AND RECORDS OF ACCOUNTS. If so requested by an Agent following an Event of Default and for so long as the same shall be continuing, the Borrowers shall execute and deliver to the Administrative Agent formal written assignments of all of the Accounts weekly (unless the Collateral Agent requests that such assignments be executed and delivered more frequently), which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrowers shall keep accurate and complete records of the Accounts and all payments and collections thereon.

               SECTION 5.6 ADMINISTRATION OF ACCOUNTS.

          (a) Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to the Collateral Agent on such periodic basis as the Collateral Agent shall request a sales and collections report for the preceding period, in form satisfactory to the Collateral Agent; provided that Collateral Agent shall not request such report more than once during any 30 day period for so long as no Event of Default exists. Each Borrower shall also provide to the Collateral Agent on or before the 20th day of each month, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), (ii) upon the Collateral Agent's request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled, (iii) a reconciliation of the Borrowers' Accounts aging report to the Borrowers' general ledger and applicable Borrowing Base Certificates delivered to the Collateral Agent and (iv) such other matters and information relating to the status of then existing Accounts as the Collateral Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $1,500,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify the Collateral Agent of such occurrence promptly (and in any event within 2 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

          (b) Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be to the Collateral Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $1,500,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $1,500,000 with respect to any Accounts owing from an Account Debtor, such Borrower shall provide the Collateral Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in reasonable detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, the Collateral Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as the Collateral Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

          (c) Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any Governmental Authority, and unless the Borrowers are diligently contesting the payment of such Taxes in good faith and by appropriate proceedings and for which adequate reserves have been set aside on Borrowers' books, the Administrative Agent is authorized, in its sole discretion, upon notice to the Borrowers and after the Borrowers' failure or inability to pay such Tax, to pay such Tax (without duplication of other payments made with respect to any such Tax), the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither the Administrative Agent nor Lenders shall be liable for any Taxes that may be due by Borrowers.

          (d) Account Verifications. Whether or not a Default or an Event of Default exists, the Collateral Agent shall have the right at any time, in the name of the Collateral Agent, any designee of the Collateral Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise, provided, that the Collateral Agent will endeavor in good faith to notify the Borrowers after any such request for verification, but the Collateral Agent shall have no liability, nor shall the Borrowers have any recourse against the Collateral Agent, in the event the Collateral Agent fails to so notify the Borrowers. Borrowers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

          (e) Maintenance of Dominion Account. The Borrowers shall maintain a Dominion Account at SunTrust (or such other bank acceptable to the Administrative Agent) pursuant to arrangements acceptable to the Administrative Agent. The Borrowers shall issue to SunTrust an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to the Administrative Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Cash Collateral Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to the Administrative Agent's Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to the Administrative Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor any Lender assumes any responsibility to Borrowers for such Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          (f) Collection of Accounts and Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of such Borrower's Accounts for the Administrative Agent and Lenders. Borrowers shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Dominion Account (or other collection arrangements related to the Dominion Account), and deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to pursuant to such collection arrangements) into the Dominion Account. Borrowers shall issue to each bank servicing such collection arrangements an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received by it to the Dominion Account. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for the Administrative Agent's and Lenders' benefit; such Borrower shall immediately deposit same in kind in the Dominion Account.

          (g) Application of Proceeds; Cash Collateral Account. The balance in each Dominion Account shall be swept at least once on each Business Day to a Cash Collateral Account. If at any time there are any Loans outstanding, or any other Obligation which is then due and payable, the Borrowers authorize the Administrative Agent to apply the outstanding balance in any Cash Collateral Account in repayment of such Loan or other Obligation; provided, however, that in the event that the Administrative Agent elects to apply such amount (or a portion thereof) in repayment of a Eurodollar Rate Loan, such amount shall at the Borrowers' option, instead of being applied in repayment of such Eurodollar Rate Loan, be held by the Administrative Agent for application to such Loan on the last day of the Interest Period applicable thereto or otherwise applied to Borrowers' obligations under Section 2.20. The Borrower agrees that each such Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent. Without limiting the foregoing, funds on deposit in any Cash Collateral Account, after application to any outstanding Loans or other Obligations shall be invested (but the Administrative Agent shall be under no obligation to make any such investment at any time an Event of Default has occurred and is continuing) only in cash and Permitted Investments, which shall be made (i) except when an Event of Default has occurred which is continuing, at the direction of the Borrowers and (ii) during the continuance of an Event of Default, at the direction of the Administrative Agent; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither of the Borrowers nor any Person claiming on behalf of or through either of them shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit, the payment in full of all then outstanding and payable monetary Obligations and termination of the Revolving Credit Commitments. Notwithstanding the foregoing, the Administrative Agent shall be authorized to apply all funds and Permitted Investments in a Cash Collateral Account as provided in Section 2.2A(b) and the Loan Documents.

          (h) Notification of Account Debtors. The Administrative Agent retains the right at all times after an Event of Default has occurred and is continuing to notify Account Debtors of any Borrower that Accounts have been assigned to the Administrative Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by the Agents, including reasonable attorneys' fees.

          (i) Limitations on Bank Accounts. Except as otherwise disclosed in this Agreement, the Borrowers and their Subsidiaries shall not open any other deposit account unless the Administrative Agent shall have consented thereto and the depository bank for such deposit account shall have entered into a Deposit Account Control Agreement reasonably acceptable to the Administrative Agent. As of the Closing Date, all bank accounts of any nature of Borrowers and their Subsidiaries are listed on Schedule 5.6 and such Schedule designates which such accounts are deposit accounts.

               SECTION 5.7 ADMINISTRATION OF INVENTORY.

          (a) Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory (including records showing the cost thereof and daily withdrawals therefrom and additions thereto) and shall furnish the Collateral Agent inventory reports respecting such Inventory in form and detail satisfactory to the Collateral Agent at such times as the Collateral Agent may request, but so long as no Event of Default has occurred and is continuing, no more frequently than daily for 60 days after Closing Date and not more frequently than once each week thereafter unless the Collateral Agent shall elect to receive such reports on a more frequent basis (provided that, notwithstanding the foregoing, certain items noted in Schedule IV, shall only be updated on a weekly basis). Each Borrower shall, at its own expense, conduct a physical inventory no less frequently than annually (and on a more frequent basis if requested by the Collateral Agent when an Event of Default exists) and periodic cycle counts consistent with such Borrower's historical practices and shall provide to the Collateral Agent a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as the Collateral Agent shall request. The Agents may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense at any time that an Event of Default exists.

          (b) Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person; (ii) no Event of Default has occurred and is continuing or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) such Borrower promptly notifies the Collateral Agent thereof if the aggregate value of all Inventory returned in any month exceeds $1,500,000; and (v) any payments received by such Borrower in connection with any such return are promptly turned over to the Administrative Agent for application to the Obligations.

          (c) Acquisitions and Sale of Inventory. No Borrower shall acquire or accept any Inventory on consignment or approval. No Borrower shall sell any Inventory to any customer on approval or any other basis upon which the customer has a right to return (except if non-conforming) or obligates any Borrower to repurchase such Inventory.

          (d) Maintenance of Inventory. Borrowers shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with Applicable Law (including the requirements of the FLSA) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored.

               SECTION 5.8 [RESERVED]

               SECTION 5.9 BORROWING BASE CERTIFICATES. On the Closing Date and on each Business Day through the 60th day after the Closing Date or until Borrowers are able to report the value of Inventory at both cost and market in a manner reasonably satisfactory to the Agents, whichever is the later to occur, and thereafter weekly as of Thursday (or the next Business Day) of each week for the weekly period ending not more than two (2) Business Days earlier, or at such more frequent intervals as the Collateral Agent may request (provided that, notwithstanding the foregoing, certain items as noted in Schedule IV, shall only be updated on a weekly basis), Borrowers shall deliver to the Collateral Agent (and the Collateral Agent shall, on request from a Lender, promptly deliver to such Lender) a Borrowing Base Certificate. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Responsible Officer to the Agents, provided that the Agents shall have the right to review and adjust, in the exercise of their credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by the Collateral Agent prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by the Agents as herein authorized. No less frequently than weekly, a Borrowing Base Certificate shall indicate, without limitation, the Account Debtors of a Borrower who are also creditors of Mapco and the availability on any applicable date of Mapco under its working capital credit facility for purposes of the Agents' determination of the applicability and extent of the Mapco Reserve.

               SECTION 5.10 NOTICES of MATERIAL EVENTS. The Borrowers will furnish to each Agent prompt written notice, upon a Responsible Officer's obtaining actual knowledge, of any of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrowers, affecting the Borrowers or any Subsidiary which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any event or any other development by which the Borrowers or any of their Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

          (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $100,000;

          (e) the occurrence of any default or event of default, or the receipt by Borrowers or any of their Subsidiaries of any written notice of an alleged default or event of default, in respect of any Material Indebtedness of the Borrowers or any of their Subsidiaries;

          (f) the entering into by a Borrower of any Exchange Agreement and the material terms of such agreement;

          (g) any material transaction with an Affiliate of a Borrower, whether or not in the Ordinary Course of Business;

          (h) any material claim made or asserted by a Borrower against the Seller or by the Seller against a Borrower in connection with the Acquisition;

          (i) the receipt by the Borrowers or any of their Subsidiaries of any notice of material non-compliance with or violation of any applicable federal, state or local law, statute or regulation governing the sale, storage or transportation of oil or any such agreement; and

          (j) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.10 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.11 EXISTENCE; CONDUCT OF BUSINESS. The Borrowers will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names, in each case material to the conduct of its business, and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.11 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

               SECTION 5.12 COMPLIANCE WITH LAWS, ETC. The Borrowers will, and will cause each of their Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.13 PAYMENT OF OBLIGATIONS. The Borrowers will, and will cause each of their Subsidiaries to, pay and discharge at or before maturity, all of their obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrowers or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.14 BOOKS AND RECORDS. The Borrowers will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their business and activities to the extent necessary to prepare the consolidated financial statements of Borrowers in conformity with GAAP.

               SECTION 5.15 VISITATION, INSPECTION, ETC. The Borrowers will, and will cause each of their Subsidiaries to, permit any representative of the Agents or any Lender, to visit and inspect their properties, to examine their books and records, to perform audits, appraisals or valuations and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with any of their officers and with their independent certified public accountants, all at such reasonable times and as often as the Agents or any Lender may reasonably request after reasonable prior notice to the Borrowers; provided, however, that if an Event of Default has occurred and is continuing, no prior notice shall be required; provided, further, however, that the Borrowers' obligations in respect of the costs and expenses of any such visits or inspections shall be as provided in Section 2.15(f).

               SECTION 5.16 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, (a) keep and maintain all property material to the conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance including, but not limited to, public liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrowers from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise reasonably acceptable to the Administrative Agent, provided, that SCOR Reinsurance Company shall be acceptable to the Administrative Agent for so long as it maintains a rating not lower than BBB by S&P, B+ by A.M. Best or Baa3 by Moody's. In addition to the foregoing, Borrowers further agree to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as Borrowers, from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise reasonably acceptable to the Administrative Agent to insure the Administrative Agent's interest in such Collateral. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. The Borrowers shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrowers or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, the Administrative Agent may, at Borrowers' expense, procure the same, but shall not be required to do so. The Borrowers agree to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies at the Administrative Agent's request.

               SECTION 5.17 USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrowers will use the proceeds of all Loans to finance the Acquisition, working capital needs, capital expenditures and for other general corporate purposes of the Borrowers and their Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

               SECTION 5.18 COMMODITY HEDGING. As promptly as practicable, the Borrowers will enter into, and thereafter maintain in effect at all times for the months of December, 2005, and January, February and March of 2006 (the "Hedging Period"), one or more Hedging Transactions in respect of Borrowers' Petroleum Products assuring a liquidation value of not less than 70% of the average of the lower of Borrowers' cost or the prevailing Petroleum Inventory Market Price of Eligible Petroleum Inventory, Eligible Petroleum Inventory-Not-Received and Eligible Positive Exchange Agreement Balances, with such Hedging Transactions to be described in reasonable detail in each Borrowing Base Certificate delivered during the Hedging Period.

               SECTION 5.19 SUBORDINATED WORKING CAPITAL FACILITY. From and after any Availability Support Trigger Date, the Administrative Agent may require the Borrowers to obtain (a "Funding Request"), and the Borrowers shall obtain no later than five (5) days after the date of any such Funding Request, advances under the Subordinated Working Capital Credit Documents in amounts on any applicable date of not less than (a) $2,000,000, less (b) the lowest daily Availability during the five (5) consecutive Business Days immediately preceding the date of any such Funding Request and each day thereafter for so long as Availability shall be less than $2,000,000, provided that the Borrowers shall not be obligated to incur Subordinated Working Capital Indebtedness hereunder in an aggregate amount exceeding $5,000,000 outstanding at any time. The Borrowers may request advances under the Subordinated Working Capital Documents in excess of such required amounts from time to time upon prior notice to the Agents. The Borrowers may repay Subordinated Working Capital Indebtedness, whether incurred voluntarily or otherwise hereunder, if and only if, (i) Availability shall have been greater than $2,000,000 for five (5) consecutive Business Days preceding any repayment date, (ii) after giving effect to such repayments there will be not less than $2,000,000 of Availability for five (5) consecutive Business Days thereafter, (iii) the aggregate amount of such repayments do not exceed the amount of the Subordinated Working Capital Indebtedness plus interest and other fees at a rate not to exceed 10% per annum in the aggregate, and (iv) no Default or Event of Default exists. Amounts repaid in respect of Subordinated Working Capital Indebtedness, to the extent permitted under the provisions of this Section 5.19, shall be deemed applied first to that portion of the Subordinated Working Capital Indebtedness voluntarily incurred by the Borrowers, to the extent thereof, and next to Subordinated Working Capital Indebtedness incurred to satisfy the requirements of this Section 5.19.

               SECTION 5.20 COLLATERAL ACCESS AGREEMENTS. The Borrowers shall use commercially reasonable efforts to obtain such Landlord Waivers and Bailee's Letters as the Administrative Agent shall request in its sole discretion exercised reasonably.

               SECTION 5.21 BSI REPORT. Upon their receipt of the BSI Report, the Borrowers shall promptly deliver copies of such report to the Agents.

               SECTION 5.22 OPENING BALANCE SHEET. No later than 45 days after the Closing Date, the Borrowers shall deliver to the Agents a pro forma opening balance sheet giving effect to the Acquisition as of the Original Closing Date.

                                   ARTICLE VI

                              FINANCIAL COVENANTS

          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

               SECTION 6.1 FIXED CHARGE COVERAGE RATIO. The Borrowers shall maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2006, a Fixed Charge Coverage Ratio of not less than
(a) 1.10:1.00 for the Fiscal Quarter ending March 31, June 30 and September 30, 2006, (b) 1.15:1.00 for the Fiscal Quarters ending December 31, 2006 and March 31 and June 30, 2007, and (c) 1.25:1.00 for the Fiscal Quarter ending September 30, 2007 and as of the last day of each Fiscal Quarter thereafter.

               SECTION 6.2 CAPITAL EXPENDITURES. The Borrowers and their Subsidiaries will not make Capital Expenditures in excess of (a) $15,000,000 during the Fiscal Year ending December 31, 2005, (b) $21,000,000 during the Fiscal Year ending December 31, 2006, (c) $20,000,000 during the Fiscal Year ending December 31, 2007, or (a) $10,000,000 during the Fiscal Year ending December 31, 2008, provided, that up to $1,000,000 of Capital Expenditures permitted in any Fiscal Year that were not made in such Fiscal Year may be carried to the next, and only the next, Fiscal Year.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          Each Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:

               SECTION 7.1 INDEBTEDNESS AND PREFERRED EQUITY. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness created pursuant to the Loan Documents;

          (b) Indebtedness of the Borrowers and their Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

          (c) Indebtedness of the Borrowers or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof to the extent consistent with the provisions of Section 6.2;

          (d) Indebtedness of the Borrowers owing to any Subsidiary and of any Subsidiary owing to a Borrower or any other Subsidiary; provided, that any such Indebtedness that is owed to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

          (e) Guarantees by a Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of a Borrower or any other Subsidiary; provided, that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;

          (f) Permitted Subordinated Debt;

          (g) Indebtedness in respect of Hedging Obligations permitted by
Section 7.10; and

          (h) other unsecured Indebtedness of a Borrower or its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

No Borrower will, nor will it permit any Subsidiary to, issue any preferred stock or other preferred equity interests that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by a Borrower or such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interests described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Revolving Commitment Termination Date.

               SECTION 7.2 NEGATIVE PLEDGE. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of their assets or property now owned or hereafter acquired or, except:

          (a) Liens securing the Obligations;

          (b) Permitted Liens;

          (c) any Liens on any property or asset of a Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of such Borrower or any Subsidiary;

          (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 7.1(c),
(ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

          (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of a Borrowers, (ii) existing on any asset of any Person at the time such Person is merged with or into a Borrower or any Subsidiary of a Borrower or (iii) existing on any asset prior to the acquisition thereof by a Borrower or any Subsidiary of a Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

          (f) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section 7.2; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

               SECTION 7.3 FUNDAMENTAL CHANGES.

          (a) The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of their Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) a Borrower or any Subsidiary may merge with a Person if a

Borrower (or such Subsidiary if such Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrowers or to a Subsidiary Loan Party and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

          (b) The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date hereof and businesses reasonably related thereto.

               SECTION 7.4 INVESTMENTS, LOANS, ETC. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

          (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

          (b) Permitted Investments;

          (c) Guarantees constituting Indebtedness permitted by Section 7.1;

          (d) Investments made by the Borrowers in or to any Subsidiary and by any Subsidiary to the Borrowers or in or to another Subsidiary; provided, that the aggregate amount of Investments by Loan Parties in or to, and Guarantees by Loan Parties of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party (including all such Investments and Guarantees existing on the Closing
Date) shall not exceed $250,000 at any time outstanding;

          (e) loans or advances to employees, officers or directors of the Borrowers or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate outstanding amount of all such loans and advances does not exceed $300,000 at any time;

          (f) Hedging Transactions permitted by Section 7.10; and

          (g) Other Investments which in the aggregate do not exceed $250,000 in any Fiscal Year.

               SECTION 7.5 RESTRICTED PAYMENTS. The Borrowers will not, and will not permit their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrowers or any Guarantee thereof or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by the Borrowers solely in shares of any class of their common stock, (ii) Restricted Payments made by any Subsidiary to the Borrowers or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by a Borrower and other wholly owned Subsidiaries, (iii) after payment in full of the Subordinated Note, cash dividends and distributions paid in common stock of a Borrower; provided, that for purposes of this clause (iii) that each of the Conditions to Dividends shall have been satisfied as of the date of and after giving effect to any such dividend or distribution, (iv) fees payable under the Management Agreement up to an aggregate amount not to exceed $1,500,000 during any Fiscal Year, (iv) Permitted Tax Distributions, and (v) payments permitted in respect of Permitted Subordinated Debt.

               SECTION 7.6 SALE OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than a Borrower or any wholly-owned Subsidiary of a Borrower (or to qualify directors if required by applicable law), except:

          (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

          (b) the sale of inventory and Permitted Investments in the ordinary course of business; and

          (c) the sale or other disposition of such assets in an aggregate amount not to exceed $1,000,000 in any Fiscal Year.

               SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except, after written notice to the Agents (except with respect to clause (d) below), (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties provided, that no such Accounts arising from sales to an Affiliate shall be permitted unless either (i) such Accounts are LC Backed Accounts, or (ii) for so long as Availability is greater than $20,000,000, the Borrowers may enter into transactions giving rise to Accounts owing by Affiliates that are not LC Backed Accounts but in an aggregate amount not to exceed $5,000,000 at any time outstanding, (b) transactions between or among the Borrowers and any Subsidiary Loan Party not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.5, and (d) under the Management Agreement subject to the restrictions set forth in Section 7.5.

               SECTION 7.8 RESTRICTIVE AGREEMENTS. The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrowers or any other Subsidiary, to Guarantee Indebtedness of the Borrowers or any other Subsidiary or to transfer any of its property or assets to a Borrower or any Subsidiary of a Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

               SECTION 7.9 SALE AND LEASEBACK TRANSACTIONS. The Borrowers will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

               SECTION 7.10 HEDGING TRANSACTIONS. The Borrowers will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than (a) Hedging Transactions required by Section 5.18 and (b) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate interest rate or commodity pricing risks to which the Borrowers or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; provided, that the Borrowers shall not enter into any Hedging Transactions, whether voluntary or required under this Agreement, under which the Borrowers have a Net Mark-to-Market Exposure or any other counterparty exposure. Solely for the avoidance of doubt, the Borrowers acknowledge that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrowers or any of their Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate interest rate risks.

               SECTION 7.11 AMENDMENT TO MATERIAL DOCUMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under (a) its certificate of incorporation, bylaws or other organizational documents or (b) the Asset Purchase Agreement.

               SECTION 7.12 PERMITTED SUBORDINATED INDEBTEDNESS.

          (a) The Borrowers will not, and will not permit any of their Subsidiaries to (i) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Debt, or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents.

          (b) The Borrowers will not, and will not permit any of their Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrowers or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrowers or any Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrowers or any of their Subsidiaries or to the Agents or the Lenders.

               SECTION 7.13 ACCOUNTING CHANGES. The Borrowers will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrowers or of any of their Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrowers.

               SECTION 7.14 LEASE OBLIGATIONS. The Borrowers will not, and will not permit any Subsidiary to, create or suffer to exist any obligations for the payment under operating leases or agreements to lease (but excluding any obligations under leases required to be classified as capital leases under GAAP having a term of five years or more) which would cause the present value of the direct or contingent liabilities of the Consolidated Companies under such leases or agreements to lease, on a consolidated basis, to exceed $1,000,000 in the aggregate in any Fiscal Year.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

               SECTION 8.1 EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

          (a) the Borrowers shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

          (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

          (c) any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

          (d) the Borrowers shall fail to observe or perform any covenant or agreement contained in (i) Sections 5.1, 5.2, or 5.11 (with respect to the Borrowers' existence) or Articles VI or VII, or (ii) with respect to the Borrowers' obligation to deliver Borrowing Base Certificates under Section 5.9, such failure shall remain unremedied (i) one (1) Business Day on more than three occasions during any 30 day period during any period in which Borrowing Base Certificates are deliverable daily and (ii) three (3) Business Days during a period in which Borrowing Base Certificates are deliverable less frequently; or

          (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses
(a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of a Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by an Agent or any Lender; or

          (f) any Subordinated Debt Document shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute "Senior Indebtedness" for purposes of the applicable Subordinated Debt Document, or all or any part of the Permitted Subordinated Debt is accelerated, declared to be due and payable, or is required to be prepaid or redeemed, in each case prior to the stated maturity thereof or the holder of any Permitted Subordinated Debt shall breach the terms of any subordination agreement with an Agent or the Lenders; or

          (g) the Borrowers or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (h) a Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of its or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (j) a Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

          (k) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

          (l) any judgment or order for the payment of money in excess of $500,000 in the aggregate shall be rendered against a Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m) any non-monetary judgment or order shall be rendered against a Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (n) a Change in Control shall occur or exist; or

          (o) any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party that is a party thereto, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate a Loan Document;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers,
(iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                   ARTICLE IX

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                       SECTION 9.1 APPOINTMENT OF AGENTS.

          (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and The CIT Group/Business Credit, Inc. as the Collateral Agent and authorizes each to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent, respectively, under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent and the Collateral Agent may perform any of their duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the either. The Administrative Agent, the Collateral Agent and any such sub-agent or attorney-in-fact may perform any and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent or the Collateral Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

               SECTION 9.2 NATURE OF DUTIES. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that either Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by an Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to an Agent by the Borrowers or any Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to an Agent. The Agents may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

               SECTION 9.3 LACK OF RELIANCE ON THE AGENTS. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

               SECTION 9.4 CERTAIN RIGHTS OF THE AGENTS. If an Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

               SECTION 9.5 RELIANCE BY AGENTS. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Agents may also rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by them and shall not be liable for any action taken or not taken by them in accordance with the advice of such counsel, accountants or experts.

               SECTION 9.6 THE AGENTS IN THEIR INDIVIDUAL CAPACITY. Any bank or other financial institution serving as an Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Administrative Agent and the Collateral Agent in their individual capacities. Any bank acting as an Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if it were not an Agent hereunder.

               SECTION 9.7 SUCCESSOR AGENTS.

          (a) An Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval by the Borrowers provided that no Event of Default shall exist at such time. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank or a commercial finance lender which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

          (b) Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation under this

Section 9.7 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as an Agent.

               SECTION 9.8 AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS. Each Lender hereby authorizes each Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

               SECTION 9.9 DOCUMENTATION AGENT; SYNDICATION AGENT. Each Lender hereby designates The CIT Group/Business Credit, Inc. and National City Business Credit, Inc. as Co-Documentation Agents and agrees that the Co-Documentation Agents shall have no duties or obligations, as such, under any Loan Documents to any Lender or any Loan Party. Each Lender hereby designates Bank of America, N.A. and PNC Business Credit, Inc. as Co-Syndication Agents and agrees that the Co-Syndication Agents shall have no duties or obligations, as such, under any Loan Documents to any Lender or any Loan Party.

               SECTION 9.10 BSI REPORT; RECONCILIATION TO BORROWING BASE. Upon the Agents' receipt of the BSI Report, they shall promptly reconcile such report to the most recent Borrowing Base Certificate and deliver such reconciliation to the Lenders.

                                    ARTICLE X

                                 MISCELLANEOUS

               SECTION 10.1 NOTICES.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:


          To the Borrowers:             DELEK REFINING, LTD.
                                        830 Crescent Centre, Suite 300
                                        Franklin, Tennessee 37067
                                        Attn: Mr. Ed Morgan, CFO and Treasurer
                                        Telecopy No.: (615) 224-1185

                                        and

                                        Fulbright & Jaworski LLP
                                        666 Fifth Avenue
                                        New York, New York 10103
                                        Attn: Mara Rogers
                                        Telecopy No.: (212) 318-3400

          To the Administrative Agent
          or Swingline Lender:          SunTrust Bank
                                        303 Peachtree Street, N. E.
                                        Atlanta, Georgia 30308
                                        Attention: Mr. Patrick Bickers
                                        Telecopy Number: (404) 588-7189

          With a copy to:               SunTrust Bank
                                        Agency Services
                                        303 Peachtree Street, N. E./ 25th Floor
                                        Atlanta, Georgia 30308
                                        Attention: Ms. Doris Folsum
                                        Telecopy Number: (404) 658-4906

                                        and

                                        Parker Hudson Rainer & Dobbs LLP
                                        285 Peachtree Center Avenue
                                        Marquis Two Tower, Suite 1500
                                        Atlanta, Georgia 30303
                                        Attention: Robert A. Crosby
                                        Telecopy Number: (404) 522-8409

          To the Issuing Bank:          SunTrust Bank
                                        25 Park Place, N. E./ Mail Code 3706
                                        Atlanta, Georgia 30303
                                        Attention: John Conley
                                        Telecopy Number: (404) 588-8129

          To the Swingline Lender:      SunTrust Bank
                                        Agency Services
                                        303 Peachtree Street, N. E./ 25th Floor
                                        Atlanta, Georgia 30308
                                        Attention: Ms. Doris Folsum
                                        Telecopy Number: (404) 658-4906


                                      -93-

          To the Collateral Agent:      The CIT Group/Business Credit, Inc.
                                        5420 LBJ Freeway, Suite 200
                                        Dallas, Texas 75240
                                        Attention: Regional Credit Manager
                                        Telecopy No.: (972)455-1600

          To any other Lender:          the address set forth in the
                                        Administrative Questionnaire or the
                                        Assignment and Acceptance Agreement
                                        executed by such Lender

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications to any Person shall, when transmitted by overnight delivery, or faxed, be effective the next day after presentation to an overnight courier for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date on which the same is deposited with the US Postal Service by certified or registered mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.

          (b) Any agreement of the Agents and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agents and Lenders shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agents or the Lenders in good faith reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Agents and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by an Agent and the Lenders of a confirmation which is at variance with the terms understood by the such Agent and the Lenders to be contained in any such telephonic or facsimile notice.

               SECTION 10.2 WAIVER; AMENDMENTS; OUT-OF-FORMULA LOANS.

          (a) No failure or delay by an Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrowers and the Agents or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2. and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders or the Borrowers and the Agents with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.22(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2, Section 2.24, Section 5.19 or the definitions of "Availability Reserve", "Borrowing Base", Pro Rata Share" or "Required Lenders" (or other defined terms used in such definitions) in a manner more favorable to the Borrowers or any other provisions hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) enforce the Administrative Agent's rights under the Pledge Agreement, without the consent of each Lender; (viii) release a material portion of the Collateral except as provided in this Agreement or agree to subordinate any Lien in the Collateral to any other creditor of a Borrower or any Subsidiary, without the written consent of each Lender or (ix) consent or agree to any material amendment to the Subordination Agreement without the consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of an Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrowers and the Agents) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.3), such Lender shall no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

          (c) Unless otherwise directed in writing by the Required Lenders, the Administrative Agent may require the Lenders to honor requests by the Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in

Section 2.1 or elsewhere in this Agreement, the Lenders shall continue to make Revolving Loans up to their respective Revolving Commitment) and to forbear from requiring the Borrowers to cure an Out-of-Formula Condition, (1) when no Default exists (or if a Default exists, when the existence of such Default is not known by the Administrative Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 30 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the aggregate Revolving Credit Exposure at any time does not exceed the aggregate of the Revolving Commitments at such time, and (iii) the Out-of-Formula Condition is not known by the Administrative Agent at the time in question to exceed $10,000,000; and (2) regardless of whether or not an Event of Default exists, if the Administrative Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist or if any Out-of-Formula Condition exists by reason of the making of any Agent Advance, the Lenders shall be obligated to continue making such Revolving Loans as directed by the Administrative Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $7,500,000 above the amount determined by the Administrative Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days; provided that at no time shall the aggregate amount of all such Out-of-Formula Loans exceed $15,000,000. In no event shall the Borrowers or any other Loan Party be deemed to be a beneficiary of this Section 10.2(c) or authorized to enforce any of the provisions of this Section 10.2(c).

          (d) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Revolving Commitment, LC Commitment, the Loans and LC Exposure owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and LC Exposure owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all Lenders and to which the Administrative Agent, the Required Lenders and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.4(b).

               SECTION 10.3 EXPENSES; INDEMNIFICATION.

          (a) The Borrowers shall pay (i) all reasonable, out-of-pocket costs and expenses of the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and their Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Agents, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrowers shall indemnify the Agents (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) The Borrowers shall pay, and hold the Agents and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) To the extent that the Borrowers fail to pay any amount required to be paid to an Agent, the Issuing Bank or the Swingline Lender under clauses
(a), (b) or (c) hereof, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

          (e) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

          (f) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

               SECTION 10.4 SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in the case of any assignment of a Revolving Loan or reimbursement obligation of outstanding Letters of Credit, unless the Administrative Agent shall consent thereto (such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender and assignee Lender, (ii) acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this
Section 10.4, (iii) consent thereof
from the Borrowers to the extent required pursuant to this clause (b) and (iv) compliance by such assignee with Section 2.2l(e) or Section 2.2l(f), as applicable, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4. Notwithstanding the foregoing, no Assignee will be entitled to receive any greater payment under Section 2.19, 2.20 or 2.21 than the applicable Assignor would have been entitled to receive had such assignment not occurred.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Any Lender may, without the consent of, or notice to, the Borrowers, an Agent, the Swingline Bank or the Issuing Bank sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.22(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section
10.4 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of the Guaranty Agreement; or
(vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (e) of this Section 10.4, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.19, 2.20, and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4, provided that such Participant agrees to be bound by and subject to the provisions of each such section as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 2.19 and Section 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.21 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.2l(e) or Section 2.21(f), as applicable, as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 10.5 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5 and brought in any court referred to in paragraph (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

               SECTION 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 10.7 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrowers at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrowers against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the

Administrative Agent and the Borrowers after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

               SECTION 10.8 COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

               SECTION 10.9 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.19, 2.20, 2.21, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

               SECTION 10.10 SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 10.11 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrowers or any Subsidiary, except that such information may be disclosed (i) subject to provisions substantially similar to this Section 10.11, to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrowers, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

               SECTION 10.12 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

               SECTION 10.13 WAIVER OF EFFECT OF CORPORATE SEAL. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by Borrowers under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

               SECTION 10.14 POSTING OF ELECTRONIC COMMUNICATIONS; VIEWING OF ACCOUNTS.

          (a) Each of the Lenders, the Issuing Bank and the Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Collateral Agent, the Lenders and the Issuing Bank by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "Approved Electronic Platform").

          (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing

     Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-to-deal basis, each of the Lenders, the Issuing Bank and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuing Bank and the Borrowers hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

          (c) THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE "AGENT AFFILIATES") WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS AND THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS) IS MADE BY THE ADMINISTRATIVE AGENT OR ITS AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

          (d) Each of the Lenders, the Issuing Bank and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

          (e) The Borrowers hereby grant to the Collateral Agent access to the Borrowers' Cash Collateral and Dominion Accounts maintained at SunTrust through SunTrust's on-line platforms for the sole purpose of viewing the account balance reporting and other transactions affecting such accounts. If the Collateral Agent shall at any time notify the Administrative Agent that such access has been denied, terminated or limited, SunTrust shall be authorized to grant such access to the Collateral Agent, but SunTrust shall have no liability to the Borrowers for granting such access nor any liability for the Collateral Agent's misuse, mistakes or misconduct in connection therewith.

               SECTION 10.15 TRANSITIONAL PROVISIONS.

          (a) On the Closing Date, this Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this Section 10.15. On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Loans" as defined in the Existing Credit Agreement shall be converted to Loans as defined herein and the Letters of Credit issued by the Issuing Bank for the account of the Borrowers under the Existing Credit Agreement shall be converted into Letters of Credit under this Agreement. Without limiting the generality of the foregoing and to the extent necessary, the Existing Lenders and the Agents reserve all their rights under the Existing Credit Agreement and each of the Borrowers hereby obligates itself again in respect of all present and future Obligations under, inter alia, the Existing Credit Agreement, as amended and restated by this Agreement.

          (b) As soon as reasonably practicable after the Closing Date, the Existing Lenders under the Existing Credit Agreement will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any notes held by the Existing Lenders pursuant to the Existing Credit Agreement.

          (c) The credit extensions and commitments made by the Existing Lenders and outstanding pursuant to the Existing Credit Agreement shall be assigned without recourse and re-allocated among the Lenders so that, and credit extensions and commitments shall be made by the Lenders pursuant to this Agreement so that, from and after the Closing Date, the respective commitments and credit extensions of the Lenders shall be in accordance with Schedule II. Credit extensions made by Existing Lenders shall, effective as of the Closing Date, be evidenced and governed by this Agreement and the Loan Documents.

          (d) All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date. Unless sooner paid on the Original Closing Date, on the Closing Date the fees hereunder shall be payable by the Borrowers to the Administrative Agent for the account of the Lenders in accordance with the terms of this Agreement.

          (e) This Agreement amends and restates the Existing Credit Agreement in its entirety and is entitled to the benefit of all existing Loan Documents. Any reference in any other Loan Documents to the "Credit Agreement", the "Revolving Credit Agreement, the "Agreement," "thereunder," "therein," "thereof or words of like import referring to the Existing Credit Agreement shall mean and refer to this Agreement. Any reference in any other Loan Document to the "Obligations" or any similar term including or referencing obligations under the Existing Credit Agreement shall include and reference the Obligations as defined in this Agreement. All Obligations under the Existing Credit Agreement and the other Loan Documents shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this

     Agreement and the other Loan Documents, it being agreed and understood by the parties hereto that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor, except as expressly provided herein, does it operate as a waiver of any right, power or remedy of any Agent, the Issuing Bank or any Lender under any Loan Document. The security interests granted pursuant to any Loan Documents shall, as modified hereby, continue in full force and effect, and are hereby affirmed, with respect to this Agreement and the Obligations as defined herein. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall govern.

                  (remainder of page left intentionally blank)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective autliorized officers as of the day and year first above written.

                                        DELEK REFINING, LTD.

                                        By: DELEK U.S. REFINING GP, LLC
                                        Title: General Partner


                                        By: /s/ UZI YEMIN
                                            ------------------------------------
                                            UZI YEMIN, President


                                        By: /s/ EDWARD MORGAN
                                            ------------------------------------
                                            EDWARD MORGAN, CFO and Treasurer


                                        DELEK PIPELINE TEXAS, INC.


                                        By: /s/ UZI YEMIN
                                            ------------------------------------
                                            UZI YEMIN, President


                                        By: /s/ EDWARD MORGAN
                                            ------------------------------------
                                            EDWARD MORGAN CFO and Treasurer

                  [Signatures will continue on following page]

                                        SUNTRUST BANK,
                                        as Administrative Agent, as Issuing
                                        Bank, as Swingline Lender and as a
                                        Lender


                                        By: /s/ MARK PICKERING
                                            ------------------------------------
                                            MARK PICKERING, Vice President

                  [Signatures will continue on following page]

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as Collateral Agent, as Co-Documentation
                                        Agent and as A Lender


                                        By: /s/ Grant Weiss
                                            ------------------------------------
                                        Name: Grant Weiss
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        BANK OF AMERICA, N.A., as Co-Syndication
                                        Agent and as a Lender


                                        By: /s/ John Olsen
                                            ------------------------------------
                                        Name: John Olsen
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Co-Syndication Agent and as a Lender


                                        By: /s/ Albert E. Partridge
                                            ------------------------------------
                                        Name: Albert E. Partridge
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        NATIONAL CITY BUSINESS CREDIT, INC.
                                        as Co-Documentation Agent and as a
                                        Lender


                                        By: /s/ Jason Hanes
                                            ------------------------------------
                                        Name: Jason Hanes
                                        Title: Senior Associate

                  [Signatures will continue on following page]

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Holly Kaczmarczyck
                                            ------------------------------------
                                        Name: Holly Kaczmarczyck
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                  [Signatures will continue on following page]

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION,
                                        as a Lender


                                        By: /s/ Michael J. Reilly
                                            ------------------------------------
                                        Name: Michael J. Reilly
                                        Title: Duly Authorized Signatory

                  [Signatures will continue on following page]

                                        UNION PLANTERS BANK, N.A.,
                                        as a Lender


                                        By: /s/ James R. Gummel
                                            ------------------------------------
                                        Name: James R. Gummel
                                        Title: Senior Vice President

                  [Signatures will continue on following page]

                                        TEXTRON FINANCIAL CORPORATION,
                                        as a Lender


                                        By: /s/ Byron J. Turner III
                                            ------------------------------------
                                        Name: Byron J. Turner III
                                        Title: Portfolio Manager

                  [Signatures will continue on following page]

                                        SIEMENS FINANCIAL SERVICES, INC.
                                        as a Lender


                                        By: /s/ Frank Amodio
                                            ------------------------------------
                                        Name: Frank Amodio
                                        Title: Vice President - Credit

                  [Signatures will continue on following page]

                                        FIFTH THIRD BANK, as a Lender


                                        By: /s/ Mike Ehlert
                                            ------------------------------------
                                        Name: Mike Ehlert
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        ISRAEL DISCOUNT BANK OF NEW YORK,
                                        as a Lender


                                        By: /s/ Amir Barash
                                            ------------------------------------
                                        Name: Amir Barash
                                        Title: First Vice President


                                        By: /s/ Mel Altman
                                            ------------------------------------
                                        Name: Mel Altman
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        WELLS FARGO FOOTHILL, LLC, as a Lender


                                        By: /s/ Sanat S. Amladi
                                            ------------------------------------
                                        Name: Sanat S. Amladi
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        WEBSTER BUSINESS CREDIT CORP.,
                                        as a Lender


                                        By: /s/ Alan F. McKay
                                            ------------------------------------
                                        Name: Alan F. McKay
                                        Title: Vice President

                  [Signatures will continue on following page]

                                        BANK LEUMI USA, as a Lender


                                        By: /s/ Michaela Klein
                                            ------------------------------------
                                        Name: Michaela Klein
                                        Title: Senior Vice President


                                        By: /s/ Gil Hershman
                                            ------------------------------------
                                        Name: Gil Hershman
                                        Title: Vice President